EXHIBIT 10.06

AMRAD TO ARTESIA
345 KV TRANSMISSION SYSTEM AND DC TERMINAL
PARTICIPATION AGREEMENT
between
EL PASO ELECTRIC COMPANY
and
TEXAS-NEW MEXICO POWER COMPANY

Execution Copy

SECTION	TITLE	PAGE

1	Parties	1
2	Recitals	1
3	Agreement	2
4	Definitions	2
5	Ownership of and Cost Responsibility
	For the Components	12
6	Capacity and Entitlement in the System	13
7	Administration and Committees	18
8	Performance and Completion of Construction-
	Transmission System Project Manager	27
8A	Performance and Completion of Construction-
	DC Terminal Project Manager	33
9	Transmission System Operating Agent	34
9A	DC Terminal Operating Agent	39
10	Operating Emergency	39
11	Curtailment of Operating Capacity in
	the Transmission System	41
12	Transmission System Spare Parts	42
12A	DC Terminal Spare Parts	43
13	Transmission System Construction Costs	43
13A	DC Terminal Construction Costs	50
14	Transmission System Operation and Maintenance
	Costs	50
14A	DC Terminal Operation and Maintenance Costs	52

(Continued)

SECTION	TITLE	PAGE

15	Advancement of Funds for the Transmission System	52
15A	Advancement of Funds for the DC Terminal	56
16	Taxes	56
17	Nonpartitionment	57
18	Mortgage and Transfer of Interest	58
19	Destruction	61
20	Severance of Improvements	63
21	Capital Betterments	64
22	Transmission System Insurance	65
23	Participants' Insurance	67
24	Liability	69
25	Authorizations and Approvals	71
26	Defaults	72
27	Actions Pending Resolution of Disputes	75
28	Removal of Project Manager or Operating Agent	75
29	Arbitration	78
30	Relationship of Parties	81
31	Uncontrollable Forces	81
32	Governing Law	84
33	Nondedication of Facilities	83
34	General Provisions Governing Project Agreements	83

(Continued)

SECTION	TITLE	PAGE

35	Term and Termination	84
36	Assignment of Interests	84
37	Equal Opportunity	84
38	Control, Communication, and Relaying	89
39	Notices	93
40	Execution	94

AMRAD TO ARTESIA
345 KV TRANSMISSION SYSTEM AND DC TERMINAL
PARTICIPATION AGREEMENT

SECTION 1
PARTIES

1.1    The parties to this Participation Agreement are: EL PASO ELECTRIC COMPANY, a Texas corporation hereinafter referred to as "EPE" and TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, hereinafter referred to as "TNP."

1.2    TNP and EPE are also referred to collectively as "Participants" and singularly as a "Participant."

SECTION 2
RECITALS

2.1    This Participation Agreement is made with reference to the following facts, among others:

2.2    The Participants recognize that it is in their mutual interest to participate and to do so jointly, in the ownership, construction, maintenance, and operation of the Transmission System and DC Terminal described in this Participation Agreement.

2.3    This Participation Agreement is made with the expectation that a DC Terminal Construction Agreement will be executed.

SECTION 3
AGREEMENT

3.1    In consideration of the mutual covenants herein, the Participants agree as follows:

SECTION 4
DEFINITIONS

4.1    The following terms, when used herein and in the appendices attached hereto, shall have the meanings specified below:

4.1.1    Account(s): Any bank account or accounts selected and established by the Transmission System Project Manager or Transmission System Operating Agent to receive and disburse funds, pursuant to Section 15 hereof, for Construction Work, Operating Work, Capital Betterments, Capital Replacement, and Capital Additions.

4.1.2    Accounting Practice: Generally accepted accounting principles in accordance with the FERC accounts as defined in Section 4.1.26 hereof.

4.1.3    Administrative Committee: The committee established pursuant to Section 7 hereof.

4.1.4    Auditing Committee: The committee established pursuant to Section 7 hereof.

4.1.5    Capacity: Electrical rating expressed in megawatts (MW).

4.1.6    Capital Additions: Any items of tangible property which are added to the Transmission System or DC Terminal and which do not substitute for any pre-existing structures, facilities, or equipment constituting a part of the Transmission System or DC Terminal and which, in accordance with sound accounting principles, would be capitalized.

4.1.7    Capital Betterments: Enlargement or improvement of any structures, facilities, or equipment constituting a part of the Transmission System or DC Terminal, or the substitution thereof of other structures, facilities, or equipment, where the substitution constitutes an enlargement or improvement as compared with that for which it is substituted and which, in accordance with sound accounting principles, would be capitalized.

4.1.8    Capital Replacements: The substitution of any units of property constituting a part of the Transmission System or DC Terminal or other units of property where the substitution does not constitute an enlargement or improvement of the item for which it is substituted and which, in accordance with sound accounting principles, would be capitalized.

4.1.9    Common Facilities: Those facilities required for a total switchyard or microwave repeater site in general including, but not limited to: site preparation (grading, fencing, surfacing); grounding; trenching and conduit; yard lighting; control house and equipment therein; switchyard service power facilities; and power and control cables.

4.1.10    Component(s): Any element of the Transmission System or DC Terminal described in Appendix A hereto, including associated land and land rights.

4.1.11    Construction Agreement: Any agreement entered into by the Transmission System or DC Terminal Project Manager for the design, engineering, construction, or installation of any Component for the Transmission System or DC Terminal including, without limitation, engineering, design, construction, supervisory, licensing, or consulting services in connection with the Construction Work.

4.1.12    Construction Costs: The costs of constructing the Transmission System and DC Terminal as described in Section 13 hereof.

4.1.13    Construction Funds: Monies advanced to the Transmission System or DC Terminal Project Manager for Construction Work by or on behalf of the Participants in accordance with this Agreement or any other Project Agreements.

4.1.14    Construction Insurance: Policies of insurance to be procured and maintained or caused to be procured and maintained by the Transmission System or DC Terminal Project Manager.

4.1.15    Construction Schedule: The schedule of Construction Work to be prepared semiannually and approved by the Engineering and Operating Committee within the milestones as established by the Administrative Committee and set forth in Appendix D hereto.

4.1.16    Construction Work: All engineering, design, contract preparation, purchasing, rights-of-way acquisition, construction, excess material and equipment disposal, supervision, negotiation, preparation and performance of Construction Agreements, all reports required by regulatory authorities and the conduct of hearings, conferences, and other activities incidental to obtaining requisite permits, licenses, and certificates for the construction and operation of each Component prior to the completion of Construction Work for such Component.

4.1.17    Cost Responsibility: The financial liability percentage of each Participant for Construction Costs and Operating Funds concerning each Component or Components of the Transmission System and DC Terminal described in Section 5 and shown in Appendix B hereto.

4.1.18    Date of Firm Operation: The date with respect to each Component on which the Engineering and Operating Committee determines such Component to be reliable for the transmission of power and such Component can be expected to operate continuously at any load up to its Operating Capacity.

4.1.19    DC Terminal: The facilities, including associated land and land rights, as described in Appendix A hereto.

4.1.20    DC Terminal Operating Agent: The party designated as agent for the Participants and responsible for the performance of Operating Work and making Capital Betterments, Capital Replacements, and Capital Additions as more particularly described in Section l4A hereof.

4.1.21    DC Terminal Project Manager: The party designated as agent for the Participants and responsible for the performance of Construction Work as more particularly described in Section 8A hereof.

4.1.22    DC Terminal Spare Parts: Spare parts or equipment, the cost of which is capitalized, which are stocked for the DC Terminal.

4.1.23    Energy: Megawatt-hours (MWH).

4.1.24    Engineering and Operating Committee (E&O Committee): The committee established pursuant to Section 7 hereof.

4.1.25    Entitlement: The right, expressed in megawatts, of a Participant to utilize the components of the Transmission System or DC Terminal singularly or collectively for the transmission of power and energy as detailed in Section 6.2 and as identified in Appendix G.

4.1.26    FERC System of Accounts: The Federal Energy Regulatory Commission's "Uniform System of Accounts Prescribed for Public Utilities and Licensees (Class A and Class B)" in effect as of the date of this Agreement and as such system of accounts may be amended from time to time.

4.1.27    Final Completion Report: A complete summary of Construction Costs, a description of the Transmission System, and a summary of each Participant's contributions to Construction Costs.

4.1.28    Materials and Supplies: Materials and supplies which are stocked as defined in FERC Account 154.

4.1.29    Operating Capacity: That portion of the Components of the Transmission System and DC Terminal actually available for power transfers under normal system operating conditions as identified in Appendix F which may be modified by the E&O Committee.

4.1.30    Operating Emergency: An unforeseen event or circumstance which changes the amount of Operating Capacity in the Transmission System and DC Terminal that would otherwise be made available to the

Participants under normal system operating conditions as more particularly described in Section 10 hereof.

4.1.31    Operating Funds: Monies advanced to the Transmission System or DC Terminal Operating Agent for Operating Work or Capital Betterments, Capital Replacements or Capital Additions by or on behalf of the Participants in accordance with the Project Agreements.

4.1.32    Operating Insurance: Policies of insurance to be procured and maintained or caused to be procured and maintained by the Transmission System or DC Terminal Operating Agent in accordance with the Project Agreements.

4.1.33    Operating Work: Engineering, contract preparation, purchasing, repair, supervision, recruitment, training, expediting, inspection, operations accounting, testing, protection, operation, use, management, retirement, reconstruction, and maintenance associated with operating the Transmission System and DC Terminal including any work undertaken by the Transmission System or DC Terminal Operating Agent pursuant to Sections 14 and l4A hereof and any work necessitated by an Operating Emergency, but excluding all work undertaken to make any Capital Betterments, Capital Replacements or Capital Additions.

4.1.34    Participant: Any Participant hereto and any successor assignee of such Participant under Section 36 hereof.

4.1.35    Payroll Taxes: Taxes of a Participant based on remuneration paid to its employees.

4.1.36    Power: Megawatts electric (MWe).

4.1.37    Project: The construction and operation of the Transmission System and DC Terminal pursuant to the Project Agreements.

4.1.38    Project Insurance: Construction Insurance and Operating Insurance.

4.1.39    Project Agreements: All documents executed by the Participants or between the Participants and SPS to construct or operate the Transmission System and DC Terminal as defined in Appendix A.

4.1.40    Transmission System: The transmission facilities including associated land and land rights, as described in Appendix A hereto, to be constructed by the Transmission System Project Manager and operated by the Transmission System Operating Agent.

4.1.41    Transmission System Operating Agent: The Participant responsible for the performance of Operating Work as more particularly described in Section 14 hereof, and making Capital Betterments, Capital Replacements, and Capital Additions as more particularly described in Section 21 hereof.

4.1.42    Transmission System Project Manager: The Participant responsible for the performance of Construction Work as more particularly described in Section 8 hereof.

4.1.43    Transmission System Spare Parts: Spare Parts or equipment, the cost of which is capitalized, which are stocked for the Transmission System.

4.1.44    Units of Property: Units of property as described in the Federal Energy Regulatory Commission's "Lists of Units of Property for Use in Connection with Uniform System of Accounts Prescribed for Public Utilities and Licensees," in effect as of the date of this Agreement, and as such list may be amended from time to time.

4.1.45    Willful Action:

4.1.45.1 Action taken or not taken by a Participant (including the Transmission System Project Manager or the Transmission System Operating Agent) at the direction of its directors, officers, or employees having management or administrative responsibility affecting its performance under any of the Project Agreements, which action is knowingly or intentionally taken or failed to be taken with conscious indifference to the consequences thereof or with intent or knowledge that injury, damage or delay of the Project would result or would probably result therefrom.

4.1.45.2 Action taken or not taken by a Participant (including the Transmission System Project Manager or Transmission System Operating

Agent) at the direction of its directors, officers, or employees having management or administrative responsibility affecting its performance under any of the Project Agreements, which action has been determined by final arbitration award or final judgment or judicial decree to be a material default under any of the Project Agreements and which occurs or continues beyond the time specified in such arbitration award or judgment or judicial decree for curing such default or, if no time to cure is specified therein; occurs or continues beyond a reasonable time to cure such default.

4.1.45.3 Action taken or not taken by a Participant (including the Transmission System Project Manager or the Transmission System Operating Agent) at the direction of its directors, officers, or employees having management or administrative responsibility affecting its performance under any of the Project Agreements, which action is knowingly or intentionally taken or failed to be taken is a material default under any of the Project Agreements.

4.1.45.4 The phrase "employees having management responsibility" as used in this Section 4.1.47 means employees of a Participant (including the Transmission System Project Manager or the Transmission System Operating Agent) who are responsible for one or more of the executive functions of planning, organizing, coordinating, directing, controlling, and supervising such performance under any of the Project Agreements.

4.1.45.5 Willful Action does not include any act or failure to act which is merely involuntary, accidental, or negligent.

SECTION 5
OWNERSHIP OF AND COST RESPONSIBILITY FOR THE COMPONENTS

5.1    Each Participant shall accept and hold title to an undivided interest as a tenant in common in the Transmission System and DC terminal in proportion to its Cost Responsibility in the system, as shown in Appendix B.

5.2    The ownership of and title to the components of the Transmission System and DC Terminal described in Appendix A of this Agreement, the control and communication system, as described in Appendix C, and all Capital Betterments, Capital Replacements, and Capital Additions shall vest simultaneously in the Participants so that the estate of each of them shall be deemed to be concurrent as to time, right, and priority.

5.3    The Participants shall be responsible for the Construction Costs, for the operation and maintenance (O&M) expenses, and for Capital Replacements, Capital Additions, and Capital Betterments of the Components of the Transmission System and the DC Terminal in accordance with their Cost Responsibilities.

5.4    In the event any Participant transfers or assigns any of its undivided rights, title, or interest in and to the Transmission System and DC Terminal in accordance with Section 18 hereof, the Participants and any successor shall jointly make, execute, and deliver a supplement to this Agreement, and, if appropriate, other Project Agreements, in recordable form which shall describe with such particularity and detail, as may be warranted under the circumstances, the rights, title, and interest of each Participant and any successor following such transfer or assignment.

5.5    The communication equipment as described in Appendix C hereto, shall be operated and maintained by EPE. Cost associated with expansion and modification of the existing communication facilities shall be shared by the Participants in proportion to their Cost Responsibility as detailed in Appendix B or in Section 38.

5.6    Each Participant, excluding any nonparticipating third parties, shall own and have nonexclusive rights to the engineering work, drawings, and specifications, and such work, drawings, and specifications related to the Transmission System and DC Terminal. By mutual agreement of the Participants, the engineering work, drawings and specifications may be sold and the proceeds from such sale shall be distributed according to the Participants' Cost Responsibilities in this Project.

SECTION 6
CAPACITY AND ENTITLEMENT IN THE SYSTEM

6.1    System Capacity

6.1.1    All of the Components of the Transmission System and DC Terminal shall have an initial Operating Capacity to be determined by the E&O Committee. The Participants agree to modify the Operating Capacity of the Components of the Transmission System and DC Terminal

whenever found to be appropriate by the E&O Committee; such modification of the Operating Capacity will be considered whenever the Transmission System and DC Terminal is closely paralleled by any additional transmission lines that materially affects the Operating Capacity, by power plant construction, or upon written request by one of the Participants. All Operating Capacity ratings will be bi-directional as identified in Appendix F, subject to review by the E&O Committee.

6.1.2    Should the Operating Capacity of any of the Components of the Transmission System and DC Terminal change from time to time, as determined by the E&O Committee, increases or decreases in entitlement shall be reapportioned according to the Entitlement percentages of the Participants, presented in Appendix G.

6.1.3    Either Participant shall be able to exercise the option, at any time, to increase the Operating Capacity of the DC Terminal, Transmission System, or both. Either Participant may exercise its option by giving written notice to the other Participant.

6.1.3.1 In the event either Participant exercises its option to increase the Operating Capacity of the Dc Terminal, Transmission System, or both, the other Participant shall have a right of first refusal to participate in such increase of Operating Capacity up to its Entitlement.  Either Participant shall exercise its right of first refusal ("election") by giving the other Participant written notice of its election to participate within ninety (90) days of receipt of written notice from the Participant wishing to increase the Operating Capacity.

In the event that such election is made, each Participant shall pay for, and shall own, a percentage share of the increased Operating Capacity equal to its Cost Responsibility in increasing the Operating Capacity.

In the event that a Participant elects not to participate in increasing the Operating Capacity of the DC Terminal, Transmission System, or both, the other Participant shall have the right to proceed with increasing the Operating Capacity at its own cost and expense, provided that such increase of Operating Capacity does not materially effect the operation of the electrical system or the Entitlement in this Transmission System and DC Terminal of the Participant electing not to increase the Operating Capacity.

In the event that only one Participant makes such increase in Operating Capacity, that Participant shall acquire the title to and use of the increased Operating Capacity itself.

6.2    Entitlement

6.2.1    Upon completion and placement into firm operation of the Transmission System and DC Terminal, each Participant shall be entitled to use the Transmission System and DC Terminal for:

6.2.1.1 Transmission of Power and Energy on a firm basis, as supplied by the Participant less losses, not to exceed the Operating Capacity of the Transmission System and DC Terminal multiplied by the

Participants' respective Percentage Apportionment of Operating Capacity found in Appendix G.

6.2.1.2 Transmission of Power and Energy, as supplied by the Participant less losses, above that entitlement as determined in paragraph 6.2.1.1 above, provided that:

6.2.1.2.1 Such Capacity is not being used by the other Participant, as determined solely by the Participant having spare Capacity.

6.2.1.2.2 Appropriate agreement for such use has been reached.

6.2.1.2.3 Such use does not interfere with the other Participant's rights to use of its Entitlement and does not impair the capability of the system nor jeopardize continuity of service, all as determined solely by the Transmission System Operating Agent.

6.3    Interconnections and Additions

6.3.1    Besides the interconnections listed in Appendix A as preapproved interconnections, each Participant shall be entitled to interconnect the Transmission System and DC Terminal with its own or third parties transmission systems provided that:

6.3.1.1 Such Participant shall secure through the E&O Committee, the consent of the other Participant; to include arrangements for operation and control of facilities affecting the Transmission System and DC Terminal.

6.3.1.2 Such Participant shall pay all costs of the interconnection, including, where applicable, a proportionate share of the cost of Common Facilities previously installed.

6.3.1.3 A Participant establishing additional interconnections shall not be deemed to acquire additional transmission entitlement, nor shall such interconnection reduce the Capacity Entitlements of the other Participant.

6.3.2    Interconnections by third party(s) must be approved by the E&O Committee; all costs of such interconnections, including where applicable an apportionate share of the cost of Common Facilities previously installed, must be borne by third party(s) desiring such interconnection, and such interconnections must not reduce Capacity Entitlements of the Participants.

6.3.3    Third parties interconnecting with the system may engage in transactions with the Participants or other third parties at the point of interconnection to the extent that each has rights and in amounts such that it does not affect the rights of the Participants, is within the technical capability of the system, and provided that approval of the E&O Committee has been received.

6.4    No Participant shall construct or operate any portion of its separate transmission system, including interconnections with others, in such a manner as to unduly interfere with the rights of the other Participants. The Participants hereby authorize and support the

Transmission System or DC Terminal Operating Agent in such action it may deem prudent or necessary to restore the rights of the Participants.

6.5    Wheeling service to third parties.

6.5.1    Wheeling Service over the Transmission System and DC Terminal shall be afforded to third parties provided that such third party's wheeling service does not materially affect the system operation of the Participants and such wheeling service conforms with the wheeling criteria established by the E&O Committee.

6.5.2    The Participants will each dedicate portions of Entitlement and collect the corresponding revenues from this wheeling service based on either their existing apportionment percentage of Operating Capacity in the Transmission System and DC Terminal, or on any other mutually agreeable division.

SECTION 7
ADMINISTRATION AND COMMITTEES

7.1    As a means of securing effective cooperation and interchange of information and of providing consultation on a prompt and orderly basis between the Participants in connection with various administrative and technical matters which may arise from time to time in connection with the terms and conditions of this Agreement, the Participants establish the committees described in this Section 7. The chairman for each of the committees shall be the representative of the Transmission System Project

Manager or the Transmission System Operating Agent and shall be responsible for calling meetings and establishing agendas as required by the Participants. The various committees must meet at least annually. The responsibility and authority of each such committee shall be limited to matters in connection with the carrying out of the provisions of the Project Agreements and shall not extend to other affairs of the Participants. The following committees are hereby established and shall have the functions and responsibilities described herein.

7.1.1    An Administrative Committee consisting of one (l) representative appointed by each Participant which representative shall be an officer of said Participant or the authorized designee of the officer of the Participant.

7.1.2    An Engineering and Operating Committee consisting of two (2) representatives appointed by each Participant.

7.1.3    An Auditing Committee consisting of two (2) representatives appointed by each Participant.

7.2    Within thirty (30) days after the execution of this Participation Agreement, each Participant shall designate its representatives on the committees hereby established and give written notice thereof to the other Participant.

7.3    The Administrative Committee, the Engineering and Operating Committee, and the Auditing Committee shall keep written minutes and records of all meetings.

7.4    Any action or determination of a committee must be unanimous and shall be effective when set forth in writing and signed by each Participant's representatives.

7.5    The committees shall· have no authority to modify any of the terms, covenants, or conditions of this Agreement except as specifically authorized in this Agreement.

7.6    The Administrative Committee shall have the following functions:

7.6.1    Provide liaison among the Participants at the management level.

7.6.2    Exercise, under the provisions of the Project Agreements, general supervision and guidance over, and assign other duties to, the Engineering and Operating Committee, the Auditing Committee, and any other standing or ad hoc committees established pursuant to Section 7.12 hereof.

7.6.3    Review, discuss, resolve, or make recommendations relating to disputes among the Participants and SPS arising under the Project Agreements.

7.6.4    At the request of any Participant on such terms and conditions as the Administrative Committee may deem appropriate, authorize the installation on the property comprising the Transmission System and DC

Terminal of any structures, facilities, or equipment by any Participant or any third party for its or their own use, which structures, facilities, or equipment, shall not become a part of the Transmission System and DC Terminal.

7.6.5    Establish or modify milestone activity dates for inclusion as Appendix D to this Agreement.

7.6.6    Perform such other functions and duties as may be assigned to it in this Agreement.

7.7    The Engineering and Operating Committee shall have the following functions:

7.7.1    Provide liaison between the Participants, and the Transmission System or DC Terminal Project Manager, and the Transmission System or DC Terminal Operating Agent with respect to progress, performance, and completion of Construction Work and performance of Operating Work.

7.7.2    Be responsible for the approval of the annual capital expenditures budget, the annual operation and maintenance (O&M) budget, and the estimated quarterly cash requirements. Such budgets and cash requirements shall be prepared by the Transmission System Project Manager or Transmission System and Operating Agent, as appropriate.

7.7.3    Be responsible for planning scheduled outages for maintenance.

7.7.4    Develop the criteria for the review, approval or modification of the written statistical and administrative reports, written budgets, information and other similar records, and the form thereof, to be kept and furnished by the Transmission System or DC Terminal Operating Agent. However, such criteria shall not apply to accounting records used internally by the Transmission System or DC Terminal Operating Agent for the purpose of accumulating financial and statistical data, such as books of original entry, ledgers, work papers, and source documents.

7.7.5    Be responsible for the development and review of the procedures for Power and Energy accounting.

7.7.6    Be responsible for the development of the practices and procedures for the delivery of Power and Energy by the Components in accordance with the Participants' schedules. Such practices and procedures shall provide for modifying said schedules to meet the needs of day-to-day or hour-by-hour operation, including emergencies on a Participant's system.

7.7.7    Defining those situations that would constitute an Operating Emergency and developing the methods and procedures to be utilized in calculating any resulting reduction in the Operating Capacity of any Component.

7.7.8    Establish procedures and calculations to be applied by the Transmission System or DC Terminal Operating Agent for determining losses on the Components.

7.7.9    Determine the Date of Firm Operation for each Component, within the milestone dates of the Construction Schedule as established in Appendix D.

7.7.10    Be responsible for design concepts and any changes thereto; type and configuration of major Components of the Transmission System and the DC Terminal; and the projected cash flow for construction for the Transmission System and the DC Terminal. The E&O Committee shall discharge its responsibility detailed above within a time frame that is consistent with the Project schedule and recognizing external commitments and constraints. No such responsibility shall extend retroactively to decisions or commitments made before the effective date of this Agreement.

7.7.11    Review, approve, modify or otherwise act upon proposals concerning, but not limited to, bidders list for major equipment, the bid evaluation process, selection of architects, engineers, and/or constructors. The E&O Committee shall discharge its responsibility detailed above within a time frame that is consistent with the Project schedule and recognizing external commitments and constraints. No such right of approval shall be extended retroactively to decisions or commitments made before the effective date of this Agreement.

7.7.12    Review and modify, if required, the Operating Capacity of the Components at least annually.

7.7.13    Review, approve, modify or otherwise establish a wheeling criteria for third parties and act upon proposals for wheeling service from third parties pursuant to Section 6.5.

7.7.14    Perform such other duties as may be assigned to it under the provisions of any Project Agreement or by the Administrative Committee.

7.8    The Auditing Committee shall have the following functions:

7.8.1    Review internal control and make audits on either an annual basis, or any other basis agreed to by the Audit Committee, of the records maintained by the Transmission System and DC Terminal Project Manager and the Transmission System and DC Terminal Operating Agent in performance of Transmission System and DC Terminal construction and of operation and maintenance, as well as of any other company records maintained by the DC Terminal Project Manager or the DC Terminal Operating Agent in support of its billings to the Participants.

7.8.2    Review and approve the format and contents of the Transmission System and DC Terminal Project Managers' and Transmission System and DC Terminal Operating Agents' accounting records and reports for Transmission System and DC Terminal construction and O&M.

7.8.3    Verify to the Participants that the Transmission System and DC Terminal Project Managers' and Transmission System and DC Terminal Operating Agents' billings to the Participants resulting from construction, operation, and maintenance of the Transmission System and

DC Terminal are in accordance with this Agreement and with generally accepted Accounting Practices.

7.8.4    Review, approve, or modify the method for calculating the Participant's loadings as detailed in Appendix E when such Participant acts as construction agent for Capital Additions, Capital Betterments, or Capital Replacements.

7.8.5    Establish the minimum and maximum balances to be maintained in the accounts for construction funds and operating funds pursuant to Section 15.4 hereof.

7.8.6    Perform such other duties as may be assigned to it under the provisions of any Project Agreement or by the Administrative Committee.

7.9    Each Participant shall notify the other Participant promptly of any change in the designation of its representatives on the committees. A Participant may designate an alternate to act as its representative on any committee in the absence of the regular member or to act on specified occasions with respect to specified matters. Any alternate representative appearing at a committee meeting shall be deemed to have authority to act on behalf of the Participant he represents.

7.10    If the Engineering and Operating Committee or the Auditing Committee fail to reach agreement while performing the functions and duties delegated to it in this Agreement, then such disagreement shall be referred in writing within 30 days to the Administrative Committee for resolution. Pursuant to Paragraph E.7.2 of Appendix E, the Audit Committee shall have the option for an initial 60 day study period prior to the aforementioned 30 day limit for referring disagreements to the Administrative Committee. Notwithstanding the terms and provisions of this Section 7.10, if in the Transmission System such disagreement will affect the Date of Firm Operation of the Transmission System or DC Terminal, then the Transmission System Project Manager shall have the right to directly refer the disputed issue to the Administrative Committee for Resolution.

7.11    If the Administrative Committee fails to reach agreement while performing the respective functions and duties assigned to it in this Agreement, then such disagreement shall be referred in writing within 30 days to chief executive officers of the Participants for resolution. If the dispute cannot be resolved by the chief executive officers within thirty (30) days, the dispute shall be resolved by arbitration pursuant to Section 29.

7.12    The Participants, acting through the Administrative Committee, shall have the right to establish standing or ad hoc committees. The authority and duties of any such committee shall be set forth in writing by the Administrative Committee.

7.13    Any expenses incurred by any member of the Administrative Committee, Audit Committee, E&O Committee, or any standing or ad hoc committees in connection with his duties on such committee shall be paid and borne by the Participant whom they represents, and shall not be directly included in Construction Costs or in costs for Operating Work.

SECTION 8
PERFORMANCE AND COMPLETION OF CONSTRUCTION WORK –
TRANSMISSION SYSTEM PROJECT MANAGER

8.1    The Transmission System shall be designed and constructed in accordance with practices generally accepted in the electric utility industry as such practices may be affected by special operational design characteristics of the Transmission System. The Transmission System Project Manager shall be responsible for the design and construction of the Transmission System.

8.2    EPE shall be the Transmission System Project Manager.

8.3    The Participants hereby appoint EPE as their agent, and EPE shall undertake as the agent for the other Participant and as principal on its own behalf, to perform, or have performed, the Construction Work and to carry out the duties and the responsibilities required by the Transmission System Project Manager under the Project Agreements

8.4    The Transmission System Project Manager shall on behalf of the Participants:

8.4.1    Execute, administer, perform, and enforce all Construction Agreements in the name of the Transmission System Project Manager, acting as agent for the other Participant and as principal on its own, and their behalf, whether or not expressed or manifested, in which all Participants shall have undivided interests as tenants in common equal to their respective Cost Responsibility.

8.4.2    Furnish each member of the E&O Committee with copies of all contracts with the architect, engineer, constructor, contractors, and principal subcontractors, vendors, and consultants for their review pursuant to Section 7.7.11.

8.4.3    Arrange for placement of Construction Insurance pursuant to Section 22 hereof.

8.4.4    Determine which contractors, if any, shall be required to furnish any portion of the Construction Insurance, other insurance, and faithful performance and payment bonds.

8.4.5    Investigate, settle, or defend and pay any judgments pertaining to uninsured third party claims arising out of the construction of the Transmission System. The Administrative Committee shall investigate, settle, or defend and direct the Transmission System Project Manager to pay any judgments pertaining to uninsured third party claims arising out of the Transmission System when any one claim or combination of claims exceeds $100,000 per occurrence.

8.4.6    Comply with: (a) any and all laws applicable to the performance of Construction Work, including without limitation all applicable laws, rules, and regulations for protection of the environment and all applicable provisions of any Worker's Compensation laws; and

(b) the terms and conditions of any contract, permit, or license relating to the Transmission System.

8.4.7    Expend the funds advanced to the Transmission System Project Manager as required for construction of the Transmission System in accordance with the terms and conditions of the Project Agreements.

8.4.8    Keep and maintain records of monies received and expended, obligations incurred, credits accrued, the conduct of the Construction Work, and of contracts entered into in the performance of Construction Work as may be necessary or useful in performing the functions of the Transmission System Project Manager under the Project Agreements or required to permit an audit of the Construction Work, and, upon reasonable notice, make such records available for inspection and copying by the Auditing Committee at the Transmission System Project Manager's principal place of business and during normal business hours.

8.4.9    Not suffer any liens to remain in effect unsatisfied against the Transmission System, other than liens permitted by Section 18 hereof; provided, however, that the Transmission System Project Manager shall not be required to pay or discharge any such lien as long as a proceeding shall be commenced or pending in which the lawfulness or validity of such lien shall be contested in good faith.

8.4.10    Obtain or cause to be obtained necessary construction permits, temporary access rights, and other licenses and approvals requisite to the performance and completion of Construction Work and initiation of Operating Work; however, the Transmission System Project Manager is not required to pursue any approvals required solely by any Participant for owning, constructing, or operating the Transmission System.

8.4.11    As soon as practicable after the completion of Construction Work of each Component, and in no case later than twelve (12) months from the Date of Firm Operation of each Component, provide each Participant with a summary of the Construction Costs classified to appropriate FERC accounts.

8.4.12    As soon as practicable after the commencement of Construction Work, furnish the E&O Committee with an estimate of total Construction Costs broken down by major categories of equipment and services and a forecast of the cash requirements of each Participant to meet such Construction Costs. Such forecast shall set forth cash requirements for:  (a) each quarterly period commencing on the first day of January, April, July and October of the current year in which Construction Costs shall become due; and (b) each month of the first two quarterly periods immediately following the issuance of such forecast. Such forecast shall be revised and furnished to each Participant every three (3) months thereafter until completion of Construction Work.

8.4.13    Furnish a Participant any information reasonably available pertaining to the construction of the Transmission System that shall assist said Participant in responding to a request for such information by any federal, state, or local regulatory authority, or lender.

8.4.14    Keep the Participants fully and promptly advised of significant developments in connection with the progress, performance, and completion of Construction Work, as required by the Administrative Committee or the E&O Committee.

8.4.15    Prepare and distribute the Final Completion Report to each Participant as soon as practicable, but not later than twelve (12) months after completion of Construction Work performed by the Transmission System Project Manager on the final Component, unless such time is extended by the Administrative Committee.

8.4.16    Provide the Administrative Committee with all necessary and required records and information for its use in the performance of its responsibilities under the Project Agreements.

8.4.17    Construct the Transmission System so as to comply with the Project Agreements.

8.4.18    Provide for and enforce any and all warranties on equipment, facilities, materials, and services sold to or furnished for the Transmission System, except that any equipment warranties which expire more than one (1) year after the completion of Construction Work for the final Component to be constructed by the Transmission System Project Manager shall be enforced by the Transmission System Operating Agent.

8.4.19    Secure or cause to be secured the necessary land and land rights for the Transmission System. Rights-of-way required for construction, operation, and maintenance of the Transmission System across patented lands shall be procured by the Transmission System Project Manager in the names of the Participants. Such rights-of-way may be procured by purchase or exercise of the power of eminent domain of the fee interest in or by a grant of easement across any parcel of such lands as the Transmission System Project Manager shall in its sole discretion deem advantageous to the Participants. Prior to the exercise of the power of eminent domain, suitable notice, including a list of condemnees, will be given to the Participants. Rights-of-way or easements across nonprivate lands will be acquired by the Transmission System Project Manager in the names of the Participants.

8.4.19.1 In the case of rights-of-way or easements across military lands, the Project Manager will include in its application package to the military the 115 KV associated transmission line contemplated by TNP even though it is not part of this Project.

8.4.20    Dispose of excess material and equipment after completion of Construction Work in the best interest of all Participants and distribute proceeds from such disposal to the Participants in proportion to their Cost Responsibilities for the associated Component.

8.5    Each Participant shall provide to the extent possible all assistance required by the Transmission System Project Manager in the performance of its obligations hereunder and such Participant shall be reimbursed for its costs and expenses incurred in providing such assistance on such terms and conditions as may be agreed upon by such

Participant and the Transmission System Project Manager. Each Participant shall, within sixty (60) days after the execution of this Participation Agreement, submit to the Transmission System Project Manager any special requirement it may have regarding accounting, records, or information in order that all required records may be maintained in the same manner throughout the construction and final completion of the Transmission System. The Transmission System Project Manager shall accommodate said special requirements as specified by the committee established in Section 7 hereof.

8.6    The Project Manager shall construct the Transmission System with the objective of having the respective Components available for energization, for tests, and for operation in accordance with Appendix C, hereto, unless and until Appendix C is revised by the Administrative Committee.

SECTION 8A
PERFORMANCE AND COMPLETION OF CONSTRUCTION WORK
DC TERMINAL PROJECT MANAGER

8A.1    The performance and completion of the Construction Work and the duties of the DC Terminal Project Manager shall be defined in the DC Terminal Construction Agreement executed between Southwestern Public Service Company (SPS) and the Participants attached hereto for reference, but is not made part of this Agreement.

SECTION 9
TRANSMISSION SYSTEM OPERATING AGENT

9.1    The Participants hereby appoint EPE and as the Transmission System Operating Agent. EPE shall undertake as the agent for the Participants and as principal on its own and their behalf, to perform or have performed the Operating Work, Capital Betterments, Capital ·Replacement and Capital Additions, and to carry out the duties and responsibilities required by the Transmission System Operating Agent under the Project Agreements.

9.2    The Transmission System Operating Agent shall on behalf of the Participants:

9.2.1    Execute, administer, enforce, and perform or have performed the Operating Work, Capital Betterments Capital Replacement and Capital Additions as approved by the E&O Committee so as to comply with the Project Agreements and in a manner consistent with generally accepted practices in the electric utility industry, recognizing that such practices may be affected by the design and operational characteristics of the Transmission System, the rights and obligations of the Participants under this Participation Agreement, and other special circumstances affecting the Operating Work and Capital Betterments, Capital Replacement and Capital Additions.

9.2.2    Furnish from its own resources, or contract for and obtain from any other sources as approved by the E&O Committee, the services and studies necessary for performance of Operating Work, Capital Betterments, Capital Replacements, or Capital Additions.

9.2.3    Execute, administer, perform, and enforce Project Agreements in the name of the Transmission System Operating Agent, acting as agent for the Participants and as principal on its own behalf, whether or not expressed or manifested, for Operating Work, Capital Betterments, Capital Replacement, and Capital Additions, including without limitation any and all warranties on equipment, facilities, materials, and services furnished pursuant to any such contracts.

9.2.4    Administer, perform, and enforce all other contractual obligations and arrangements, including all warranties applicable thereto, entered into by the Transmission System Project Manager and continuing beyond the period ending one (1) year after the completion of Construction Work for the final Component.

9.2.5    Furnish or recruit the necessary personnel and provide for such training as may be required to qualify them to perform the Operating Work or Capital Betterments, Capital Replacements and Capital Additions, and to meet all requirements established by law.

9.2.6    Comply with: (a) any and all laws applicable to the performance of Operating Work, Capital Betterments, Capital Replacements, and Capital Additions, including, without limitation, all applicable laws, rules, and regulations for protection of the environment and all applicable provisions of any Worker's Compensation Laws; and (b) the terms and conditions of any contract, permit, or license relating to the Transmission System.

9.2.7    Purchase and procure, as approved by the E&O Committee, in the name of the Participants, with undivided interests as tenants in common in accordance with the Project Agreements, the equipment, apparatus, machinery, tools, materials and supplies, and Transmission System Spare Parts necessary for the performance of Operating Work, Capital Betterments, Capital Replacements, and Capital Additions.

9.2.8    Expend the Operating Funds advanced to the Transmission System Operating Agent in accordance with the terms and conditions of the Project Agreements.

9.2.9    Keep and maintain adequate records of monies received and expended, obligations incurred, credits accrued, the conduct of Operating Work, making Capital Betterments, Capital Replacements, and Capital Additions, and of Project Agreements entered into in the performance of Operating Work, Capital Betterments, Capital Replacements, and Capital Additions as may be necessary or useful in performing the functions of the Transmission System Operating Agent under the Project Agreements. And, upon reasonable notice, make such records available for inspection and copying during normal business hours by the Auditing Committee at the Transmission System Operating Agent's principal place of business.

9.2.10    Not suffer any liens to remain in effect unsatisfied against the Transmission System, other than liens permitted by Section 18 hereof;

provided, however, that the Transmission System Operating Agent shall not be required to pay or discharge any lien as long as a proceeding shall be commenced or pending in which the lawfulness or validity of such lien shall be contested in good faith.

9.2.11    Arrange for the placement and maintenance of Operating Insurance as provided in Section 22 hereof.

9.2.12    Investigate, settle, or defend, and pay any judgments pertaining to uninsured third party claims arising out of the operation of the Transmission System. The Administrative Committee shall investigate, settle, or defend, and direct the Transmission System Operating Agent to pay and judgments pertaining to uninsured third party claims arising out of the Transmission System when any one claim or a combination of claims exceeds $100,000 per occurrence.

9.2.13    Keep the Participants fully and promptly advised of material changes in conditions or other material developments affecting the performance of Operating Work, or Capital Betterments, or Capital Replacements or Capital Additions, and furnish the other Participant with copies of any notices given or received pursuant to the Project Agreements.

9.2.14    Provide the Administrative, Engineering and Operating, Auditing, and any standing and ad hoc committees, with all written statistical and administrative reports, accounting records, written budgets, information, and other records relating to Operating Work,

Capital Betterments, Capital Replacements, and Capital Additions necessary or useful in the performance of their respective responsibilities under the Project Agreements.

9.2.15    Prepare recommendations covering the matters which are to be reviewed and approved by the Engineering and Operating Committee pursuant to Section 7.7 hereof.

9.2.16    Carry out and follow the practices and procedures and directions which have been approved and issued by the Administrative Committee, the Engineering and Operating Committee, or the Auditing Committee pursuant to the Project Agreements.

9.2.17    In the event of an Operating Emergency, take such action as required by Section 10 hereof.

9.2.18    Keep the Participants informed whenever maintenance is required and whenever work on its own system external to the Transmission System will affect Transmission System operations.

9.2.19    Assure proper coordination of Operating Work with the operations of facilities external to the Transmission System.

9.2.20    As soon as practical after the Date of Firm Operation of the Transmission System and quarterly thereafter on or before the first day of March, June, September, and December furnish the E&O Committee with a budget of total O&M expenses and costs and expenses associated with

Capital Betterments, Capital Replacements, and Capital Additions, broken down by major categories, for the remainder of the current calendar year (or for the next calendar year in the case of December submissions) and a forecast of the cash requirements of each Participant to meet such costs and expenses. Such forecast shall set forth the cash requirements: (a) for each quarterly period commencing on the first day of January, April, July, and October of the current year in which such costs and expenses shall become due; and (b) for each month of the first two quarterly periods immediately following the issuance of such forecast.

SECTION 9A
DC TERMINAL OPERATING AGENT

9A.1    The duties and responsibilities of the DC Terminal Operating Agent shall be assigned and coordinated through the Operating Committee established in the Interconnection Agreement between the Participants and SPS.

SECTION 10
OPERATING EMERGENCY

10.1    In the event of an Operating Emergency:

10.1.1    The Transmission System Operating Agent will follow the procedures established by the E&O Committee as established in Section 7.7.7 for handling an Operating Emergency and for determining any reduction in the Operating Capacity of the Transmission System or DC Terminal.

10.1.2    If, for a particular Operating Emergency, no procedures have been established by the E&O Committee, the Transmission System Operating Agent shall take, at its sole discretion, such action as it may deem prudent or necessary, to terminate the Operating Emergency, to preserve and maintain the safety, integrity, and operability of the Transmission System and DC Terminal, to maintain the maximum Operating Capability of each Component, to protect the health and safety of the public, or to minimize any adverse environmental effects, and such other action as required by Section 10 hereof.

10.2    As soon as practicable after the commencement of an Operating Emergency, the Transmission System Operating Agent shall advise the Participants of the occurrence of the Operating Emergency, its nature, and the steps taken or to be taken to terminate the Operating Emergency.

10.3    The costs incurred and amounts expended and charged to maintenance expenses by the Transmission System Operating Agent for repair and restoration, of the Transmission System as a result of an Operating Emergency shall be allocated to the Participants in proportion to their Cost Responsibility for the Component(s) being repaired or restored and shall be billed to the appropriate Participants in accordance with Section 15 hereof.

10.4    Costs proposed to be incurred and amounts to be expended by the Transmission System Operating Agent for Capital Betterments, Capital Replacements, Capital Additions as a result of an Operating Emergency, if unbudgeted, shall be submitted to the E&O Committee for review and approval and allocated to the Participants in proportion to their Cost Responsibility in the Component(s) to which such Capital Betterments, Capital Replacements, and Capital Additions are to be made, and the Transmission System Operating Agent shall bill the appropriate Participants therefor.

SECTION 11
CURTAILMENT OF OPERATING CAPACITY IN THE
TRANSMISSION SYSTEM OR DC TERMINAL

11.1    In the event it becomes necessary to curtail the Operating Capacity of the Transmission System or DC Terminal either due to scheduled maintenance or upon the occurrence of a situation deemed by either the Transmission System or DC Terminal Operating Agent to constitute an Operating Emergency, pursuant to the criteria established by the E&O Committee or DC Terminal Operating Agent, the Transmission System Operating Agent shall as soon as practicable notify the dispatchers of the other Participant.

11.2    Upon occurrence of a situation for which no E&O Committee criteria apply, the Transmission System Operating Agent may, in its sole discretion, declare an Operating Emergency and as soon as practicable shall notify the dispatchers of the Participants thereof. In the event that an Operating Emergency is declared pursuant to this section, the Transmission System Operation Agent shall as soon as practicable provide fully documented reports in support of its action to the Participants and, the E&O Committee shall at its earliest convenience review and develop criteria for future occurrences of the same nature.

11.3    In the event an Operating Emergency is declared, whether pursuant to Section 11.1 or 11.2, the Transmission System Operating Agent shall determine the amount of reduction, if any, in the Operating Capacity of each Component of the Transmission System in accordance with guidelines developed by the E&O Committee pursuant to Section 7.7.7 hereof.

11.4    In the event that Operating Capacity in any Component is reduced pursuant to Section 11.3, revised Entitlements shall be calculated for each Participant, which Entitlements shall remain in effect until the Operating Emergency is ended.

SECTION 12
TRANSMISSION SYSTEM SPARE PARTS

12.1    The Transmission System Project Manager shall purchase Transmission System Spare Parts for the initial Transmission System Spare Parts inventory in accordance with policies and budgets prepared or approved by the Engineering and Operating Committee.

12.2    The Transmission System Operating Agent shall maintain the Transmission System Spare Parts inventory in accordance with policies approved by the E&O Committee.

12.3    The Transmission System Operating Agent shall purchase replacement Transmission System Spare Parts in accordance with the policies and budgets approved by the E&O Committee.

SECTION 12A
DC TERMINAL SPARE PARTS

12A.1    The policies and procedures for the purchase of DC Terminal Spare Parts and the DC Terminal Spare Parts inventory shall be as they are defined in the DC Terminal Construction Agreement.

SECTION 13
TRANSMISSION SYSTEM CONSTRUCTION COSTS

13.1    Construction Costs of the Transmission System shall include all payments made and obligations incurred by the Transmission System Project Manager for, or in connection with, Construction Work.

13.2    All Construction Costs for each Component shall be shared by the Participants in proportion to their respective Cost Responsibility described in Appendix B hereto. Construction Costs shall be advanced by the Participants, and disbursed and accounted for by the Transmission System Project Manager, in accordance with Section 15 hereof.

13.3    Construction Costs shall consist of payments made and obligations incurred in accordance with the Project Agreements for, or in connection with, Construction Work (excluding allowance for funds used during construction and, ad valorem taxes or payments in lieu thereof) and shall consist of the following:

13.3.1    All costs of labor, services and studies performed in connection with Construction Work, if authorized and approved by the Transmission System Project Manager, and within the annual budget approved by the E&O Committee.

13.3.2    Payroll and other expenses of the Transmission System Project Manager's employees while performing the Construction Work, including applicable allocated labor loading charges as allocated in accordance with Appendix E, Sections El through E4.

13.3.3    Overhead costs associated with Construction Work (including the allowance for the Transmission System Project Manager's administrative and general expenses described in Section 13.3.14 hereof), costs of temporary facilities, land and land rights, structures and improvements, and equipment for the Transmission System as set forth in the Electric Plant Instructions of the FERC System of Accounts.

13.3.4    All costs and expenses, including those of outside consultants and attorneys, incurred by the Transmission System Project Manager or the other Participant with respect to the securing of licenses, permits, certificates and any other authorizations required by law (excluding those authorizations and approvals specified in Section 25.2), compliance with any applicable laws, rules or regulations respecting the environment, conservation of the public health and safety, negotiation for the acquisition of land, land rights, and to the preparation of agreements and permits relating to Construction Work with entities other than the Participants. A Participant anticipating such costs and expenses shall submit an estimate thereof to the Transmission System Project Manager for authorization and approval. Any Participant incurring such costs and expenses after such authorization and approval shall bill the Transmission System Project Manager who will subsequently bill the Participants in proportion to their cost responsibility.

13.3.5    Applicable costs of materials, supplies, tools, machines, equipment, apparatus, and Transmission System Spare Parts in connection with Construction Work, including rental charges, transportation, and stores' expenses applicable to such costs.

13.3.6    All costs of Construction Insurance, other than costs of Worker's Compensation insurance included in Section 13.3.2 hereof.

13.3.7    All costs of any loss, damage or liability arising out of or caused by Construction Work which are not satisfied under the coverage of Construction Insurance, and the expenses incurred in settlement of injury and damage claims, including attorneys' fees and costs of litigation, including the costs of labor and related supplies and expenses incurred in injury and damage activities (all as referred to in FERC Account 925 and FERC Accounts Electric Plant Instruction 3(8), but excluding any costs or expenses which have already been included in Section 13.3.2 hereof), because of any claim arising out of or attributable to the construction of the Project, the past or future performance or nonperformance of the obligations and duties of any Participant (including the Transmission System Project Manager) or the past or future performance or nonperformance of Construction Work, including but not limited to any claim resulting from death or injury to persons or damages to property. However such costs shall not be retroactive from the effective day of this Agreement.

13.3.8    All federal, state or local taxes of any character except corporate income tax imposed upon Construction Work, except any tax assessed directly against an individual Participant or against the Transmission System Project Manager unless such tax was assessed to such individual Participant or to the Transmission System Project Manager in behalf of either or both of the Participants.

13.3.9    All costs and expenses of enforcing or attempting to enforce the provisions of Construction Insurance policies, payment and performance bonds, contracts executed as Transmission System Project Manager and warranties extended to facilities constituting a part of the Project, except any costs or expenses which have already been included in Section 13.3.2 hereof.

13.3.10 All costs and expenses, including those of attorneys and consultants, incurred by the Transmission System Project Manager or a Participant with respect to environmental matters such as lawsuits, hearings and environmental studies related thereto. All Participants anticipating such costs and expenses shall submit an estimate thereof to the Transmission System Project Manager for authorization and approval. Any Participant incurring such costs and expenses after such authorization and approval shall bill the Transmission System Project Manager who will subsequently bill the Participants in proportion to their cost responsibility.

13.3.11    The expenses incurred in auditing Construction Costs of the Project as approved by the Audit Committee.

13.3.12    Miscellaneous costs and expenses not specifically referenced in this Section 13.4 that are incidental to and necessary for the Transmission System as approved by the E&O Committee.

13.3.13    The Engineering and Supervision allowance (E&S) is applicable to any Participant who incurs expenses in conjunction with the performance of construction work. These loadings shall be applied only once to any item billed by a Participant performing the Engineering and Supervision for the Construction Work. The E&S rate shall be five percent (5%) and shall be applied to total construction cost incurred and not previously billed. The total construction cost to which this E&S rate is applied to shall not include:

13.3.13.1 Any E&S charges as provided for in Section 13.3.13.

13.3.13.2 Any allowance for A&G expenses as provided for in Section 13.3.14.

13.3.14    The Administrative and General (A&G) allowance is applicable to any Participant that incurs costs in conjunction with performance of Construction Work. Said expenses shall be allocated monthly at the rate of one and five tenths percent (1.5%) (or such other rate as may be specified by the Administrative Committee) of Construction Costs incurred and not previously billed, excluding from such Constructions Costs:

13.3.14.1    Any Engineering and Supervision overhead charges referred to in Section 13.3.13.

13.3.14.2    Any allowance for administrative and general expenses provided for in this Section 13.3.14.

13.3.14.3    Expenses described in Section 13.3.7 hereof, to the extent such costs represent damage awards or settlements.

13.3.14.4    The expenses incurred in auditing construction costs of the project, as approved by the Auditing Committee.

13.3.14.5    Any cost that the Participants would have incurred in the absence of this Project.

13.4    In cases where the allocation of a cost item is made between Construction Work and other work, such allocation shall be made on a fair and equitable basis.

13.5    The Transmission System Project Manager shall develop, or cause to have developed, and shall employ a project control system which recognizes and contains the elements of scheduling, reporting, forecasting and analysis with the variables of time and money. The accounting classifications employed must be converted to the FERC accounts for the Final Completion Report, and any supplement thereto, of total cost of Construction Work.

13.6    Travel and other related expenses of employees of the Transmission System Project Manager whose salary costs are considered administrative and general expenses recoverable through the administrative and general expense allowance specified in Section 13.3.14 hereof shall only charge directly to Construction Work as Construction Costs when performing work directly related to Construction Work.

13.7    The Project Manager or any Participant shall not be entitled to a fee, price, percentage, or any other compensation over and above the costs of services rendered by the Project Manager or any Participant in the performance of Construction Work.

SECTION 13A
DC TERMINAL CONSTRUCTION COSTS

13A.1    Construction Costs of the DC Terminal shall include all payments made and obligations in connection with Construction Work as shall be defined in the DC Terminal Construction Agreement between SPS and the Participants.

SECTION 14
TRANSMISSION SYSTEM OPERATION AND MAINTENANCE COSTS

14.1    Operation and maintenance costs of the Transmission System shall include all payments made and obligations incurred in accordance with this Agreement by the Transmission System Operating Agent for or in connection with the performance of Operating Work, as follows:

14.1.1    Transmission System O&M expenses chargeable to FERC Accounts 560, 561, 562, 563, 564, 566, 567, 568, 569, 570, 571, 572, and 573. Payroll Expenses shall include those applicable allocated labor loading charges as detailed in Appendix E.

14.1.2    Payroll taxes chargeable to FERC Account 408 and expenses chargeable to FERC Account 926 shall be added to the monthly billing in proportion to the dollar amount of direct labor billed in accordance with Appendix E.

14.1.3    The expenses chargeable to FERC Account 925 incurred in complying with Worker's Compensation laws, except uninsured Worker's Compensation claims or portions thereof, shall be allocated each month to the Participants in proportion to the dollar amount of direct labor billed in that month in accordance with Appendix E.

14.1.4    Expenses incurred in connection with uninsured Worker's Compensation claims arising out of Transmission System O&M in accordance with Appendix E.

14.1.5    The expenses chargeable to FERC Accounts 924 and 925 in connection with the Transmission System Operating Agent's performance of the provisions of Section 22 hereof (insurance, excluding salaries of administrative employees whose services are compensated for under Section 14.1.6) in accordance with Appendix E, and excluding expenses incurred in connection with Workmen's Compensation and Occupational Health and Disease covered under Section 14.1.3 and Section 14.1.4.

14.1.6    Those O&M expenses associated with the control, communication and relaying as described in Section 38 hereof.

14.2    Cost of facilities external to the Transmission System: Each Participant shall be responsible for all costs incurred by it to supply Power and Energy to the Transmission System or to receive Power and Energy from the Transmission System.

14.3    The costs of Operating Work for each Component shall be shared by the Participants in proportion to their respective Cost Responsibility in the Component(s).

14.4    The costs of Operating Work shall be advanced by the Participants to the Transmission System Operating Agent and disbursed and accounted for by the Transmission System Operating Agent in accordance with Section 15 hereof.

SECTION l4A
DC TERMINAL OPERATION AND MAINTENANCE COSTS

14A.1    Operation and maintenance costs of the DC Terminal shall be defined and coordinated through the Operating Committee established in the Interconnection Agreements between the Participants and SPS.

SECTION 15
ADVANCEMENT OF FUNDS FOR THE TRANSMISSION SYSTEM

15.1    Each Participant shall advance its share of Construction Funds and Operating Funds prior to the date when funds are required by the Transmission System to pay for Construction Work, Operating Work, Capital Betterments, Capital Replacements, and Capital Additions, so that the Transmission System Operating Agent in its capacity as such will not have to advance any funds on behalf of a Participant.

15.2    Each Participant shall pay monthly, in advance, on or before a due date as specified by the Transmission System Project Manager, its share (equal to its Cost Responsibility in the Components) of all Construction Costs in accordance with the monthly budget or revisions thereof, as estimated for Construction Work, prepared by the Transmission System Project Manager and furnished to each Participant pursuant to Section 8.4.12 hereof. Following completion of all Construction Work, the Transmission System Project Manager shall compute the total Construction Costs of the Transmission System or DC Terminal and each Participant shall promptly settle any balance of its share of such total Construction Costs in accordance therewith. ln the event of expenditures which are not anticipated in the budget, the Transmission System Project Manager may issue special requests with appropriate documentation to explain such request for funds to cover such costs, and each Participant shall pay, upon approval of the E&O Committee, on or before a due date specified by the Transmission System Project Manager on the request.

15.3    Each Participant shall pay monthly, in advance, on or before the due date specified by the Transmission System Operating Agent, its share (equal to its Cost Responsibility) of the operating and maintenance expenses and the costs and expenses of Capital Betterments, Capital Replacements, and Capital Additions, in accordance with the monthly operating budget, or revisions thereof, prepared by the Transmission System Operating Agent and furnished to each Participant pursuant to Section 9.2.20 hereof. Following completion of all Operating Work scheduled in a given year, the Transmission System Operating Agent shall compute the total Operating Costs of the Transmission System, respectively, and each Participant, or the Transmission System Operating Agent, shall promptly settle any balance of its share of such total Operating Costs in accordance therewith. In the event of expenditures which are not anticipated in the budget, the Transmission System Operating Agent may issue special requests with appropriate documentation to explain such request for funds to cover such costs, and each Participant shall pay such additional amounts, upon approval of the E&O Committee, on or before a due date specified by the Transmission System Operating Agent in the request.

15.4    The Transmission System Project Manager and the Transmission System Operating Agent, with the approval of the Auditing Committee, shall establish Account(s) for Construction Funds and Operating Funds and notify the Participants in writing of the establishment of the Account(s) not later than five (5) days following its establishment.

15.5    The Auditing Committee shall establish minimum and maximum balances for Construction Funds and Operating Funds so that the Transmission System Project Manager and the Transmission System Operating Agent will have funds to pay for expenditures or obligations incurred by the Transmission System Project Manager and the Transmission System Operating Agent pursuant to this Participation Agreement. Such minimum and maximum balances may be revised by the Auditing Committee at any time.

15.6    All funds required to be advanced by the Participants in accordance with this Participation Agreement, shall be made payable to the Account of the Transmission System Project Manager or Transmission System Operating Agent, or may be credited to the Account for Construction or Operating Funds by bank transfers.

15.7    In the event any amount invoiced by the Transmission System Project Manager or Transmission System Operating Agent, or any portion thereof, is disputed by a Participant, the Participant shall pay to the Transmission System Project Manager or Transmission System Operating Agent the undisputed amount on or before the due date. On or before the tenth (10th) day after the resolution of the dispute, the Participant shall pay the amount resolved to be due, plus interest computed in the manner described in Section 26.3. In the event that interest is paid, such interest shall be allocated among the Participants on a prorata basis considering the proportion in which the Participants (including the Transmission System Project Manager or Transmission System Operating Agent) have contributed funds to such account(s) from the date the payment was due until the date the payment is made.

15.8    Funds not advanced to the Transmission System Project Manager or the Transmission System Operating Agent on or before the due date as specified in this Section 15 shall accrue interest computed in the manner described in Section 26.3; provided, however, that the accrual of interest shall not commence until twenty (20)days after the due date for any advance of funds for which less than twenty (20) days advance notice was provided to the Participants, such advance notice to be determined by the date of mailing of the notice.

SECTION 15A
ADVANCEMENT OF FUNDS FOR THE DC TERMINAL

15A.1    The policies, duties and responsibilities concerning the advancement of Construction and Operating Funds for the DC Terminal shall be defined in the DC Terminal Construction Agreement and the Interconnection Agreements between SPS and the Participants.

SECTION 16
TAXES

16.1    The Participants shall use their best efforts to have any taxing or other authority levying any taxes or assessments, or payments in lieu thereof, or making any valuations for the purpose of levying any taxes or assessments or payments in lieu thereof, on the Transmission System or DC Terminal, or any beneficial interest or rights therein, assess and levy such taxes or assessments or payments in lieu thereof directly against the ownership interest of each Participant in the Transmission System and DC Terminal.

16.2    All taxes or assessments or payments in lieu thereof levied against each Participant's ownership interest in the Transmission System or DC Terminal, excepting those taxes or assessments or payments in lieu thereof levied against an individual Participant on behalf of any or all of the other Participants, shall be the sole responsibility of the Participant upon whose ownership interest said taxes or assessments or payments in lieu thereof are levied.

16.3    If any property taxes or payments in lieu thereof or any other taxes or assessments are levied or assessed in a manner other than as specified in Section 16.1 hereof, it shall be the responsibility of the Administrative Committee to establish equitable practices and procedures for the apportionment among the Participants of such taxes and assessments or payments in lieu thereof.

16.4    No Participant, who is exempt from any taxes or payments in lieu thereof assessed against any or all of the other Participants, shall be obligated to make any contribution toward such taxes to the extent of the exemption as long as said exemption is extended to the Project.

SECTION 17
NONPARTITIONMENT

17.1    Each Participant hereby waives any rights it may have to partition any Component of the Transmission System or DC Terminal or the Project Agreements, whether by partitionment in kind or by sale and division of the proceeds, and further agrees that it shall not resort to any action in law or in equity to partition such Component of the Transmission System or DC Terminal or the Project Agreements, and it waives the benefits of all laws that may now or hereafter authorize such partition for a term: (a) which shall be coterminous with this Participation Agreement, or (b) which shall be for such lesser period as may be required under applicable law.

SECTION 18
MORTGAGE AND TRANSFER OF INTEREST

18.1    Each Participant shall have the right at any time, and from time to time, to mortgage, create, or provide for a security interest in or convey in trust all or a part of its ownership share in the Transmission System and DC Terminal together with an equal interest in the Project Agreements to a trustee or trustees, or mortgagee or mortgagees, under deed of trust, mortgage, or indenture, or to a secured Participant or Participants under a security agreement, as security for its present or future bonds or other obligations or securities, and to any successors or assigns thereof, without need for the prior written consent of any other Participant and without such mortgagee, trustee, or secured Participant assuming or becoming in any respect obligated to perform any of the obligations of the Participants.

18.2    Each Participant shall have the right, without the need for the prior written consent of any other Participant, to assign its right, title and interest in the Transmission System or DC Terminal and the Project Agreements to any entity into which such Participant may be merged or consolidated and which assumes the obligations of such Participant hereunder, but such assignment shall not relieve the Participant from said obligations; in such event the other Participants shall not be afforded a first right of refusal under Section 18.4.

18.3    Each Participant shall have the right at any time, and from time to time, without the need for the prior written consent of any other

Participant, to assign, convey, or both, its right, title and interest in the Transmission System or DC Terminal and the Project Agreements to a trustee or trustees for the purpose of enabling the Participant to finance its obligations hereunder, and such trustee or trustees shall be entitled, without the prior written consent of any other Participant, to mortgage or grant a security interest in the said assets to accomplish such financing, provided that such transfers will not relieve the Participant from any of its obligations hereunder, and such trustees agree to be bound by this Agreement; provided further that such transfer will not materially interfere with the construction and operation of the Project, including the acquisition of necessary right-of-way under the power of eminent domain, and the obtaining of any necessary regulatory approvals.

18.4    Except as otherwise specifically provided in this Section 18, in case a Participant shall wish to transfer or otherwise relinquish all or part of its ownership in the Transmission System or DC Terminal and the Project Agreements, the other Participant shall have a right of first refusal to purchase the offering Participant's interest as follows:

18.4.1    The Participant desiring to transfer or relinquish shall serve written notice of its intention upon the other Participant, containing the proposed date, the terms and conditions of a bona fide offer received by that Participant (or the original cost less depreciation, in case of relinquishment), and the terms and conditions of the proposed transfer to the other Participant (which shall be at least as favorable or be the same as the terms and conditions of the bona fide offer).

18.4.2    Within 90 days after receipt of such notice, the other Participant may signify its desire to purchase the interest proposed to be transferred. The election shall be by written notice to the other Participant.

18.4.3    When an election has been made to purchase, the Participants shall proceed in good faith and with diligence to obtain all required authorizations and approvals, and the transferor shall obtain the release of any liens and encumbrances upon the interest to be transferred. The purchase shall be consummated according to a schedule which is acceptable to both Participants.

18.4.4    If the other Participant elects not to purchase the offering Participant's interest, thereafter, the offering Participant shall have the right, subject to Section 5.4, to transfer or assign all or part of its interest in the ownership of the Transmission System or DC Terminal to any person partnership, corporation, governmental corporation, municipality, or agency engaged in the generation, transmission or distribution of energy.

18.5    Each Participant shall have the right to have any mortgagee, trustee or secured party named on all or any of the Construction or Operating Insurance policies as loss payee or additional insured as its interest may appear, by notice to the Transmission System and DC Terminal

Project Managers or Transmission System and DC Terminal Operating Agents given in writing no less than ninety (90) days prior to the procurement or renewal of the policies.

SECTION 19
DESTRUCTION AND LOSS OF RIGHT-OF-WAY

19.1    In any Components of the Transmission System or DC Terminal or equipment involved in control or communications, or relaying should be damaged or destroyed, the Participants shall, unless otherwise agreed, repair or reconstruct such Components. Similarly, if any Capital Betterments, Capital Replacements, or Capital Additions to the Transmission System, DC Terminal or equipment involved in control, communications, or relaying should be damaged or destroyed, the Participants shall, unless otherwise agreed, repair or reconstruct such Components. The Participants shall share the costs of such repair or reconstruction in proportion to their Cost Responsibility for the Components so damaged or destroyed. If a Participant elects not to participate in the reconstruction or repair of said Components or facilities, such election shall be deemed a decision to transfer or relinquish its ownership interest in the Transmission System and DC Terminal and said interest may be disposed by means pursuant to Section 18.4 hereof. If, pursuant to Section 18.4, there is no buyer for the Participant's interest, then the Participant not choosing to reconstruct or repair shall retain the status of Participant, but its Entitlement in the Transmission System or DC Terminal shall be reduced in proportion to the fraction of the total replacement value of the System represented by the total cost of reconstruction or repairs.

19.2    In the event of loss of right-of-way upon lands not subject to eminent domain by the Participants, the Participants shall decide within a reasonable time whether to relocate and reconstruct the Transmission System and DC Terminal, pursuant to Section 19.1, or whether to terminate the Project. If a Participant elects not to participate in relocation and reconstruction of the System, said such election shall be deemed a decision to transfer or relinquish its ownership interest in the Transmission System and DC Terminal and said interest may be disposed of pursuant to Section 18.4 hereof. If, pursuant to Section 18.4, there is no buyer for the Participant's interest, then the Participant not choosing to relocate and reconstruct shall retain the status of Participant, but its Entitlement in the Transmission System and DC Terminal shall be reduced in proportion to the fraction of the total replacement value of the Transmission System and DC Terminal represented by the total cost of relocation and reconstruction. The term "loss of right-of-way" shall include, but not be limited to such a determination by a legally constituted body having jurisdiction in the matter, or a unanimous decision by the Participants that conditions that must be met to retain said right-of-way are such that to do so no longer is in the best interests of its customers.

SECTION 20
SEVERANCE OF IMPROVEMENTS

20.1    The Participants agree that all facilities, structures, improvements, equipment, and property of whatever kind and nature constructed, placed, or affixed on the rights-of-way, easements, patented, fee and leased lands as part of, or as a Capital Betterment or Capital Replacement or Capital Addition to the Transmission System and DC Terminal shall be deemed to be and remain personal property of the Participant(s), not affixed to the realty.

SECTION 21
CAPITAL BETTERMENTS, CAPITAL REPLACEMENTS AND CAPITAL ADDITIONS

21.1    The Participants recognize that from time to time it may be necessary or desirable to make Capital Betterments, Capital Replacements and Capital Additions, or that Capital Betterments, Capital Replacements and Capital Additions, may be required by laws and regulations applicable to the Transmission System and DC Terminal. Any such Capital Betterments, Capital Replacements and Capital Additions shall, upon request by a Participant, be described in a supplement to this Participation Agreement executed in recordable form.

21.2    All known Capital Betterments, Capital Replacements, and Capital Additions shall be included in the annual capital expenditures budget. After such budget has been approved by the Engineering and Operating Committee, each Participant shall be obligated for the Construction Costs incurred for such Capital Betterments, Capital Replacements and Capital Additions as specified in Section 13 in proportion to its Cost Responsibility in the Component or control, communication or relaying equipment to which the Capital Betterments, Capital Replacements and Capital Additions is made, and shall advance such funds as provided in Section 15.

21.3    At any time the Engineering and Operating Committee may authorize Capital Betterments, Capital Replacements and Capital Additions, not included in the annual capital expenditures budget if any such Capital Betterment, Capital Replacement and Capital Addition is required to comply with any lawful order, rule, or regulation of a state, federal, or local regulatory agency or if the cost of any such Capital Betterment, Capital Replacements and Capital Additions is less than $100,000. All other Capital Betterments, Capital Replacements and Capital Additions not included in the annual capital expenditures may only be authorized by the Administrative Committee.

21.4    The Transmission System Operating Agent shall be responsible for the design and construction of all Capital Betterments, Capital Replacements and Capital Additions, subject to the approval of the E&O Committee for the Transmission System.

21.5    Units of property retired from service, whether considered original construction or Capital Betterments, Capital Replacements and Capital Additions, shall be disposed of by the Transmission System Operating Agent after notice to the Participants on the best available terms as soon as practicable, and the proceeds, if any, received therefrom shall be credited or distributed to the Participants in proportion to their Cost Responsibility in the Component of which the units of property retired from service are a part.

SECTION 22
TRANSMISSION SYSTEM INSURANCE

22.1    The Transmission System Project Manager and the Transmission System Operating Agent shall cause to be in effect at all times Construction and Operating Insurance with such coverages, amounts, terms and conditions so as to provide Project Insurance that is normal in an electric utility project of this size and character.

22.2    The Transmission System Project Manager and the Transmission System Operating Agent, acting as the agent for the Participants and as principal on its own and their behalf, shall procure and maintain in force, or cause to be procured and maintained in force, comprehensive general liability for bodily injury and property damage covering the Participant's ownership in the Transmission System and also covering liability arising out of either the Participant's (including the Transmission System Project Manager and Transmission System Operating Agent) performance or nonperformance of the Construction Work, Operating Work, Capital Betterments, Capital Replacements, or Capital Additions.

22.3    The Transmission System Project Manager and the Transmission System Operating Agent shall require general contractors to procure and maintain comprehensive general and automobile liability insurance for bodily injury and property damage covering all their operations, including completed operations coverage and use of any motor vehicle in connection with the Construction Work or Operating Work. All Participants shall be named as additional insureds and such policies shall be primary as to any similar insurance carried by any Participant and such policies shall contain a cross-liability clause.

22.4    The Transmission System Project Manager and the Transmission System Operating Agent may require general contractors to procure and maintain such other insurance as the Transmission System Project Manager or Transmission System Operating Agent may deem necessary or desirable.

22.5    The general contractors shall provide certificates of insurance to the Transmission System Project Manager and the Transmission System Operating

Agent. Such certificates shall provide for not less than thirty (30) days notice of cancellation, change, or nonrenewal.

22.6    The Transmission System Project Manager and the Transmission System Operating Agent shall establish the insurable values, limits, deductibles, retentions, and other special terms and conditions with respect to the Project Insurance.

SECTION 23
PARTICIPANT'S INSURANCE

23.1    Each Participant shall maintain comprehensive automobile liability insurance for bodily injury and property damage, covering all automotive equipment used by it in connection with the Transmission System and DC Terminal.

23.2    If applicable, each Participant shall maintain aircraft liability insurance for bodily injury and property damage, covering all aircraft, whether fixed or rotary wing type, used by it in connection with the Transmission System and DC Terminal.

23.3    Each Participant shall maintain Worker's Compensation and Employers' Liability insurance covering its employees engaged in any work in connection with the Transmission System and DC Terminal. Such insurance shall comply with all statutory provisions of the state of Texas.

23.4    In the event that any Participant shall be or elect to become self‑insured for any or all of the insurance coverages required of a Participant, then it shall notify the others of such self-insurance and such self-insurance shall provide coverages equal to commercially available policies in order to comply with this section hereof.

23.5    Each Participant shall be named an additional insured, individually and jointly with the other Participants, on all policies of Project Insurance, and the policies of Project Insurance shall carry cross‑liability endorsements.

23.6    At the direction of the Transmission System Project Manager or Transmission System Operating Agent, if any Participant furnishes services, materials, parts, or equipment in connection with the planning, designing, engineering, procurement, construction, maintenance, operation, or use of property of the Transmission System and DC Terminal, such Participant shall be named as an insured as its interest may appear in any of the Project Insurance policies, and either the Transmission System Project Manager or the Transmission System Operating Agent may waive on behalf of each Participant its right of recovery against any such Participant for insured loss for damage to any property covered by Project Insurance as required in Sections 22 and 23 hereof, provided that no such waiver shall impair the right to recover any sums otherwise payable to any Participant under the Project Insurance.

SECTION 24
LIABILITY

24.1    Except for any judgement for liability resulting from Willful Action, and subject to the provisions of Sections 24.3 and 24.4 hereof, no Participants, its directors or members of its other governing body, officers, or employees, shall be liable to any other Participant for any uninsured loss, damage, claim, cost, charge, or expense of any kind or nature incurred by the other Participant (including direct, indirect, or consequential loss, damage, claim, cost, charge, or expense; and whether or not resulting from the negligence of a Participant, its directors, or members of its other governing body, officers, employees, or any other person or entity whose negligence would be imputed to such Participant) as a result of (i) the Construction Work, the Operating Work, and making, operation, or maintenance of Capital Betterments, Capital Replacements, or Capital Additions, or the use or ownership of the Transmission System or DC Terminal or (ii) the performance or nonperformance of the obligations of a Participant under the Project Agreements other than the obligation to pay sums which have become due, and each Participant releases each other Participant, its directors or members of its other governing body, officers and employees, from any such liability.

24.2    Except as provided in Sections 24.3 and 24.4 hereof, the costs and expenses of discharging all work liability imposed upon one or more of the Participants for which payment is not made by Project Insurance, shall be shared among and paid by all Participants in proportion to their respective Cost Responsibilities.

24.3    Each Participant shall be responsible for any direct, indirect or consequential damage, loss, claim, cost, charge, or expense that is not covered by Project Insurance and results from its own Willful Action as defined in Section 4.1.39 hereof, and shall indemnify and hold harmless the other Participant, its directors or members of its governing body, officers and employees, from such damage, loss, claim, cost, charge or expense.

24.4    Notwithstanding the provisions of Section 24.3 hereof, the aggregate liability of any Participant to the other Participants for all uninsured, indirect, or consequential damages, losses, claims, costs, charges or expenses resulting from Willful Action shall not exceed $10,000,000 per occurrence. Each Participant releases each other Participant, its directors or members of its governing body, officers and employees from any such liability in excess of $10,000,000 per occurrence.

24.5    The provisions of this Section 24 shall not be construed so as to relieve any insurer of its obligation to pay any insurance proceeds in accordance with the terms and conditions of valid and collectible Project Insurance policies, nor shall they be construed to provide any third party benefits. In the event any insurer providing insurance to a Participant refuses to pay any judgment obtained by a second Participant against the first Participant or any of its directors, officers, or employees, on account of liability referred to in this Section 24, the Participant or any of its directors, officers, or employees against whom the judgment is obtained shall execute, at the request of the Participant obtaining the judgment and in consideration of the covenant given in Section 24.1 hereof, such documents as may be necessary to effect assignment of its or their contractual rights against the nonpaying insurer.

24.6    Except for liability resulting from Willful Action, any Participant whose electric customer shall have a claim or bring action against any other Participant for any death, injury, loss, or damage arising out of or in connection with interruptions to or curtailment of electric service to such customer caused by the operation or failure of operation of the Transmission System or DC Terminal or any portion thereof shall indemnify and hold harmless such other Participant, its directors, officers, and employees from and against any liability for such death, injury, loss or damage.

SECTION 25
AUTHORIZATIONS AND APPROVALS

25.1    The Transmission System Operating Agent, shall be responsible for obtaining and continuing in effect all licenses, permits, and authorizations required to operate and maintain the Transmission System and to construct or install any budgeted and approved Capital Betterments, Capital Replacements, Capital Additions, and is authorized subject to receiving approval of the E&O Committee, on behalf of each Participant to submit and prosecute any applications therefore, including the preparation and submission of any supplementary or supporting documentation or other evidence and appearance at any hearing. The

Transmission System Operating Agent shall furnish each Participant upon request with copies of all documents submitted and all licenses, permits, and authorizations received, and shall otherwise keep each Participant informed of the status of all licenses, permits, and authorizations in effect and any pending or proposed applications therefor or for changes thereto. Each Participant shall cooperate with the Transmission System Operating Agent in the preparation, submission, and execution of such information, records, statements, or other material required to obtain and continue in effect any such licenses, permits, or authorizations and any changes thereto.

25.2    Except as provided in Section 25.1 hereof, each Participant shall be responsible for obtaining, at its own expense, its required authorizations and approvals, if any, relating to its participation in the ownership, the construction or reconstruction, and the operation of the Transmission System and to its performance of the provisions of the Project Agreements, from federal, state, or local regulatory authorities having jurisdiction to issue such authorizations and approvals, and each Participant shall keep the Transmission System Project Manager and Transmission System Operating Agent informed of its applications therefor.

SECTION 25
DEFAULTS

26.1    Each Participant hereby agrees that it shall pay all monies and carry out all other duties and obligations agreed to be paid, or performed, or both, by it pursuant to all of the terms and conditions set forth and contained in this Agreement, and a default by a Participant in the covenants and obligations to be kept and performed pursuant to the terms and conditions set forth and contained in the Project Agreements, shall be an act of default under this Participation Agreement.

26.2    In the event of a default by either Participant in any of the terms and conditions of this Agreement, then, within ten (10) days after written notice has been given by the nondefaulting Participant to the defaulting Participant of the existence and nature of the default, the nondefaulting Participant shall remedy such default either by advancing the necessary funds and/or commencing to render the necessary performance with the nondefaulting Participant contributing to such remedy as required.

26.3    In the event of a default by any Participant in any of the terms and conditions of the Project Agreements and the giving of notice as provided in Section 26.2 hereof, the defaulting Participant shall take all steps necessary to cure such default as promptly and completely as possible and shall pay promptly upon demand to the nondefaulting Participant the total amount of money and/or the reasonable equivalent in money of nonmonetary performance, if any, paid and/or made by such nondefaulting Participant in order to cure any default by the defaulting Participant, together with interest on such money and/or the costs of nonmonetary performance accrued at the prime rate of interest as established by the Chase Manhattan Bank on the last business date of each applicable month, prorated by days from the original date of the expenditure of such money by each such nondefaulting Participant to the date of such reimbursement by the defaulting Participant.

26.4    In the event a material default by any Participant in the payment or performance of any obligation under this Participation Agreement shall continue for a period of three (3) months or more without having been cured by the defaulting Participant or without such Participant having commenced or continued action in good faith to cure such default, then, at any time thereafter and while said default is continuing, the nondefaulting Participant, by written notice to the defaulting Participant, may either suspend the right of the defaulting Participant: (a) to be represented on and participate in the actions of any committee, and (b) to receive all or any part of its entitlement, or make all payments due and all future payments and become sole owner of the Project.

26.4.1    A defaulting Participant shall be liable to the nondefaulting Participant for all costs incurred by such nondefaulting Participant plus interest as provided in Section 26.3 hereof. The proceeds paid by any defaulting Participant to remedy any such default shall be distributed to the nondefaulting Participant in proportion to the cost actually paid by the nondefaulting Participant to remedy the default involved herein.

SECTION 27
ACTIONS PENDING RESOLUTION OF DISPUTES

27.1    If a dispute should arise which is not resolved within 30 days from the date the disputed issue is referred to the Administrative Committee, then pending the resolution of the dispute by the procedures set forth herein, the Transmission System Project Manager or Operating Agent shall proceed with Construction Work, Operating Work, or Capital Betterments, Capital Replacements and Capital Additions in a manner consistent with the Project Agreements and consistent with generally accepted practices in the electric utility industry to avoid capacity reductions or increased cost, and the Participants shall advance the funds required to perform such Construction Work, Operating Work, or Capital Betterments, Capital Replacements and Capital Additions in accordance with the applicable provisions of the Project Agreements.

SECTION 28
REMOVAL OF TRANSMISSION SYSTEM PROJECT MANAGER OR OPERATING AGENT

28.1    The Transmission System Project Manager and the Transmission System Operating Agent shall serve during the term of and pursuant to this Participation Agreement unless either one resigns by giving written notice to the Participants at least one (1) year in advance of the date resignation or until receipt by either one of notice of its removal following a determination that it is in default of this Participation Agreement as provided in Section 28.2.2 hereof.    Upon the effective date of such resignation or removal, the Participants shall designate a new

Transmission System Project Manager or a new Transmission System Operating Agent by written agreement.

28.2    The following provisions shall apply solely in regard to violations or allegations of violations of the Project Agreements by the Transmission System Project Manager or the Transmission System Operating Agent of a Component or Components of the Transmission System on the basis of which removal of either one is sought:

28.2.1    In the event any Participant shall be of the opinion that an action taken or not taken by the Transmission System Project Manager or the Transmission System Operating Agent constitutes a violation of this Participation Agreement, it may give written notice thereof to the Transmission System Project Manager or the Transmission System Operating Agent as the case may be and the other Participant, with a statement of the reasons for its opinion. Thereupon, the Transmission System Project Manager or the Transmission System Operating Agent may prepare a statement of the reasons justifying its action or failure to take action.  If agreement in settling the dispute is not reached between the Transmission System Project Manager or the Transmission System Operating Agent and the Participant which gave such notice, then the matter shall be submitted to the chief executive officers for determination. If the chief executive officers cannot resolve the dispute, the matter shall be submitted to arbitration in the manner provided in Section 29 hereof. During the continuance of such arbitration proceedings, the Transmission System Project Manager or the Transmission System Operating Agent shall proceed with the Construction Work, Operating Work, Capital Betterments,

Capital Additions, or Capital Replacements in a manner consistent with the Project Agreements and generally accepted practice in the electric utility industry, and the Participants shall advance the funds required to perform such work in accordance with the Project Agreements.

28.2.2    If it is determined by arbitration that the Transmission System Project Manager or the Transmission System Operating Agent is violating the Project Agreements, then it shall act with due diligence to end such violation and shall, within six (6) months or within such lesser time following the determination as may be prescribed in the determination, take action or commence action in good faith to terminate such violation.    In the event that the Transmission System Project Manager or the Transmission System Operating Agent has failed either to correct, or to commence action to correct, the violation within such allowed period (which itself may be a subject of dispute for determination as above provided) shall be deemed to be in default under the Project Agreements and shall be subject to removal upon receipt of notice, executed by all the other Participant, in accordance with Section 28.1 hereof.

28.2.3    The provisions of Section 28 hereof shall not apply to disputes as to whether or not an action or non-action of the Transmission System Project Manager or the Transmission System Operating Agent, in its capacity as such, is a violation or a default under the Project Agreements.

SECTION 29
ARBITRATION

29.1    If a dispute between any of the Participants should arise under the Project Agreements and after following the procedures defined in Sections 7.10 and 7.11, the Participants' chief executive officers have not resolved the dispute, any chief executive officer shall call for submission of the dispute to arbitration which shall be binding upon all of the Participants.

29.2    The Participant shall give written notice to the other Participant, setting forth in such notice in adequate detail the nature of the dispute including the specific issues to be resolved by arbitration, the amount or amounts, if any, involved in such dispute, and the remedy sought by such arbitration proceedings and, within twenty (20) days from receipt of such notice. Thereafter, the Participant first submitting its or their notice in the matter at issue shall have ten (10) days in which to submit a written rebuttal statement.

29.3    Within forty (40) days following delivery of the written notice by the Participant, pursuant to Section 29.2 hereof, the Participants, acting through their representatives on the Administrative Committee, shall meet for the purpose of selecting arbitrators. Each Participant, shall designate an arbitrator. The arbitrators so selected shall meet within twenty (20) days following their selection and shall select additional arbitrators, the number of which shall be one (1) less than the total number of arbitrators selected by the Participants. If the arbitrators selected by the Participants, as herein provided, shall fail to select such additional arbitrator(s) within said twenty (20) day period, then the arbitrators shall request from the American Arbitration Association (or a similar organization if the American Arbitration Association should not at the time exist) a list of arbitrators who are qualified and eligible to serve as hereinafter provided. The arbitrators selected by the Participants shall take turns striking names from the list of arbitrators furnished by the American Arbitration Association, and the last name(s) remaining on said list shall be the additional arbitrator(s). All arbitrators shall be persons skilled and experienced in the field which gives rise to the dispute, and no person shall be eligible for appointment as an arbitrator who is an officer or employee of any of the parties to the dispute or is otherwise interested in the matter to be arbitrated.

29.4    Except as otherwise provided in this Section 29, the arbitration shall be governed by the rules and practice of the American Arbitration Association (or the rules and practice of a similar organization if the American Arbitration Association should not at that time exist) from time to time in force, except that if such rules and practice, as modified herein, shall conflict with State or Federal law, as the case may be, then in force which are specifically applicable to such arbitration proceedings, such law shall govern.

29.5    Included in the issues which may be submitted to arbitration pursuant to this Section 29 is the issue of whether the right to arbitrate a particular dispute is permitted under the Project Agreements.

29.6    The arbitrators shall hear evidence submitted by the respective Participants and may call for additional information, which additional information shall be furnished by the Participant(s) having such information. The decision of a majority of the arbitrators shall be binding upon all the Participants.

29.7    The award of the arbitrators shall contain findings with respect to the issues involved in the dispute and relative to the materiality of the default, the period of time within which the defaulting party must remedy the default or commence remedial action, and the remedies which may be exercised by the non-defaulting Participants in the event the default is not remedied within such period of time.

29.8    This agreement to arbitrate shall be specifically enforceable, and the award and findings of the arbitrators shall be final and binding upon the Participants to the extent permitted by applicable law. Any award may be filed with the clerk of any court having jurisdiction over the Participant against whom the award is rendered and, upon such filing, such award, to the extent permitted by the laws of the jurisdiction in which said award is filed, shall be specifically enforceable or shall form the basis of a declaratory judgement or other similar relief.

29.9    The fees and expenses of the arbitrators shall be shared equally by the Participants, unless the decision of the arbitrators shall specify some other apportionment of such fees and expenses. All other expenses and costs of the arbitration shall be borne by the Participant incurring same.

SECTION 30
RELATIONSHIP OF PARTICIPANTS

30.1    The covenants, obligations, and liabilities of the Participants are intended to be several and not joint or collective and nothing herein contained shall ever be construed to create an association, joint venture, trust, or partnership or to impose a trust or partnership covenant, obligation, or liability on or with regard to any one or more of the Participants. Each Participant shall be individually responsible for its own covenants, obligations, and liabilities as herein provided. No Participant or group of Participants shall be under the control of or shall be deemed to control any other Participant or the Participants as a group. No Participant shall be the agent of or have a right or power to bind any other Participant without its express written consent, except as expressly provided in the Project Agreements.

SECTION 31
UNCONTROLLABLE FORCES

31.1    No Participant shall be considered to be in default in the performance of any of its obligations under the Project Agreements (other than obligations of said Participant to pay costs and expenses), when a failure of performance shall be due to uncontrollable force. The term "uncontrollable force" shall be any cause beyond control of the Participant affected, including, but not restricted to, failure of or threat of failure of facilities, flood, earthquake, tornado, storm, fire, lightning, epidemic, war, riot, civil disturbance or disobedience, labor dispute, labor or material shortage, sabotage, restraint by court order or public authority, and action or nonaction by or failure to obtain the necessary authorizations or approvals from any governmental agency or authority, which by exercise of due diligence such Participant could not reasonably have been expected to avoid and which by exercise of due diligence, it shall be unable to overcome. Nothing contained herein shall be construed so as to require a Participant to settle any strike or labor dispute in which it may be involved. Any Participant rendered unable to fulfill any of its obligations under the Project Agreements by reason of any uncontrollable force shall give prompt written notice of such fact to the other Participants and shall exercise due diligence to remove such inability with all reasonable dispatch. The term "Participant" as used in this Section 31 shall include the Transmission System Project Manager and the Transmission System Operating Agent in their capacities as such.

SECTION 32
GOVERNING LAW

32.1    This Agreement shall be governed by and construed and enforceable in accordance with the laws of the State of Texas.

SECTION 33
NONDEDICATION OF FACILITIES

33.1    The Participants do not intend to dedicate, and nothing in this Participation Agreement shall be construed as constituting a dedication by any Participant of its properties or facilities, or any part thereof, to any other Participant or to the customers of any Participant.

SECTION 34
GENERAL PROVISIONS GOVERNING PROJECT AGREEMENTS

34.1    Each Participant agrees, upon request by the other Participants to make, execute, and deliver any and all documents reasonably required to implement the Project Agreements.

34.2    In the event that any of the terms, covenants, or conditions of this Participation Agreement or any of the Project Agreements, or the application of any such term, covenant, or condition, shall be held invalid as to any person or circumstance by any court having jurisdiction in the premises, all other terms, covenants, or conditions of such agreements and their application shall not be affected thereby, but shall remain in force and effect.

34.3    This Agreement shall be subject to filing with, and to such changes or modifications as may from time to time be directed by, competent regulatory authority, if any, in the exercise of its jurisdiction.

SECTION 35
TERM AND TERMINATION

35.1    This Participation Agreement shall become effective when duly executed by all of the Participants and after the Agreement is approved by the Board of Directors of each Participant, and shall have a term of thirty (30) years from its effective date or until all property comprising the Transmission System has been disposed of and all costs to end the Project have been paid.

SECTION 36
ASSIGNMENT OF INTERESTS

36.1    Any Participant who acquires in its name an interest in any real or personal property or contract which is part of the Transmission System or DC Terminal, shall transfer and assign an undivided interest therein to the other Participant so that the ownership and rights of the Participants in such property or contract shall be as provided for in this Participation Agreement.

SECTION 37
EQUAL OPPORTUNITY

37.1    During the term of this Participation Agreement, the Transmission System Project Manager and the Transmission System Operating Agent (hereinafter in this Section 37 referred to collectively as the "Contractor") agree as follows:

37.1.1    The Contractor will not discriminate against any applicant for employment because of race, color, religion, sex, national origin, age (except on the basis of a bonafide occupational qualification, retirement plan, or statutory requirement), mental or physical handicap (in regard to any position for which such mentally or physically handicapped applicant or employee is qualified) or being a disabled veteran or a veteran of the Vietnam era (in regard to any position for which such disabled veteran or veteran of the Vietnam era is qualified). The Contractor will take affirmative action to employ, advance in employment, and otherwise treat qualified individuals without discrimination based upon race, color, religion, sex, national origin, age, mental or physical handicap, or being a disabled veteran or a veteran of the Vietnam era. Such affirmative action shall apply to all employment practices, including, but not limited to: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this nondiscrimination clause.

37.1.2    The Contractor will, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, national origin, age, mental or physical handicap, or being a disabled veteran or a veteran of the Vietnam era.

37.1.3    The Contractor will comply with all applicable provisions of the Equal Employment Opportunity Act of 1972 (2000e USC 42), the Age Discrimination in Employment Act of 1967 (623 USC 29), the Rehabilitation Act of 1973 (793 USC 29) and the Vietnam Era Veterans Readjustment Assistance Act of 1974 (2012 USC 38), as amended, and with all the applicable rules, regulations or orders of the Secretary of Labor pertaining thereto.

37.1.4    The Contractor will furnish all information and reports required by the Equal Employment Opportunity Act of 1972 (2000e USC 42), the Age Discrimination in Employment Act of 1967 (623 USC 29), the Rehabilitation Act of 1973 (793 USC 29), and the Vietnam Era Veterans Readjustment Assistance Act of 1974 (2012 USC 38), as amended, and any applicable rules, regulations or orders of the Secretary of Labor pertaining thereto, and will permit access to its books, records and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations or orders.

37.1.5    The Contractor will send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, a notice advising the said labor union or workers' representative of the Contractor's commitments under this section, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

37.1.6    In the event of the Contractor's noncompliance with the requirements of this Equal Opportunity Section, actions for noncompliance may be taken in accordance with the applicable rules, regulations, or orders of the Secretary of Labor issued pursuant to the Equal Employment Opportunity Act of 1971 (2000e USC 42), the Age Discrimination in Employment Act of 1967 (623 USC 29), the Rehabilitation Act of 1973 (793 USC 29), or the Vietnam Era Veterans Readjustment Assistance Act of 1974 (2012 USC 38), as amended.

37.1.7    The Contractor will include the provisions of Sections 37.1 through 37.1.7 in every subcontract or purchase order unless exempted by the rules, regulations or orders of the Secretary of Labor, so that such provisions will be binding upon each subcontractor and vendor. The Contractor will take such action with respect to any subcontract or purchase order as any administering agency may direct as a means of enforcing such provisions, including sanctions for noncompliance. Provided, however, that in the event a Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by an administering agency, the Contractor may request the United States to enter into such litigation to protect the interests of the United States.

37.2    Certification of Nonsegrated Facilities – The Contractor certifies that it does not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. The Contractor certifies further that it will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it will not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. The Contractor agrees that a breach of this certification is a violation of the Equal Opportunity Clause in this contract. As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, restrooms and washrooms, restaurants and other eating areas, timeclocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise. The Contractor agrees that (except where it has obtained identical certifications from proposed subcontractors for a specific time period) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause, and that it will retain such certifications in its files.

37.3    If Federal or Texas law changes with respect to the matters identified in this Section 37, the Transmission System and DC Terminal Project Managers and the Transmission System and DC Terminal Operating Agents shall comply with such other similar applicable law which is mandatory, or in the case of elective changes in the law, the Participants and SPS may amend this Section 37 by a unanimous vote of the Administrative Committee.

37.4    During the term of this Participation Agreement, similar provisions as of those in Section 37 hereof, shall apply to the DC Terminal Project Manager and Operating Agent as shall be defined in the Constructor's O&M Project Agreements between SPS and the Participants.

SECTION 38
CONTROL, COMMUNICATION, AND RELAYING

38.1    Each Participant shall accept and hold title to an undivided interest as a tenant in common in the control and relaying equipment in proportion to its Cost Responsibility as shown in Appendix B, Section B.2.

38.1.1    The ownership of and title to the control and relaying equipment described in Appendix C of this Agreement, and all Capital Betterments, Capital Replacements, and Capital Additions thereto, shall vest simultaneously in the Participants so that the estate of each of them shall be deemed to be concurrent as to time, right, and priority.

38.1.2    The Participants shall be responsible for the Construction Costs, for the operation and maintenance (O&M) expenses, and for Capital Betterments, Capital Replacements, and Capital Additions of the control and relaying equipment in accordance with their Cost Responsibilities as detailed in Appendix B, Section B.2, except as provided in Section 38.1.3 herein.

38.1.3    The Participants shall be responsible for only those O&M expenses and for Capital Betterments, Capital Replacements, and Capital Additions for control and relaying equipment located at the Amrad Switchyard ("Amrad") as are necessary for this Project; nonproject related O&M expenses and Capital Betterments, Capital Replacements, and Capital Additions for control and relaying equipment at Amrad shall be borne 100% by EPE.

38.2    Each Participant shall accept and hold title to an undivided interest as a tenant in common in the common facilities associated with a new microwave repeater station to be constructed at Amrad ("Amrad Common Facilities") in proportion to its Cost Responsibility as shown in Appendix B, Section B.2.

38.2.1    The ownership of and title to the Amrad Common Facilities, and all Capital Betterments, Capital Replacements, and Capital Additions thereto, shall vest simultaneously in the Participants so that the estate of each of them shall be deemed to be concurrent as to time, right and priority.

38.2.2    The Participants shall be responsible for the Construction Costs, for the O&M expenses, and for Capital Betterments, Capital Replacements, and Capital Additions for the Amrad Common Facilities in accordance with their Cost Responsibilities as detailed in Appendix B, Section B.2, except as provided in Section 38.2.3 herein.

38.2.3    The Participants shall be responsible for only those O&M expenses and for Capital Betterments, Capital Replacements, and Capital Additions for the Amrad Common Facilities as are necessary for this Project; nonproject O&M expenses, and Capital Betterments, Capital Replacements, and Capital Additions for the Amrad Common Facilities shall be borne 100% by EPE.

38.3    EPE shall accept and hold title, and shall be the sole owner of the communication facilities located at Amrad, the communication facilities located at Eddy County Interchange, and any communication facilities located at any repeater site between Amrad and Eddy County Interchange.

38.3.1    The Participants shall be responsible for the Construction Costs, the O&M expenses and for Capital Betterments, Capital Replacements, and Capital Additions for communication facilities located at Amrad, Eddy County Interchange, and any repeater sites, in accordance with their Cost Responsibilities as detailed in Appendix B, Section B.2, except as provided in Section 38.3.2 herein.

38.3.2    The Participants shall be responsible for only those O&M expenses and for Capital Betterments, Capital Replacements, and Capital Additions for the communication facilities located at Amrad, Eddy County Interchange, and any repeater sites, as are necessary for this Project; nonproject O&M expenses and Capital Betterments, Capital Replacements, and Capital Additions for the communication facilities located at Amrad shall be borne 100% by EPE.

38.3.3    EPE shall operate and maintain the communication facilities located at Amrad, Eddy County Interchange, and any repeater sites between those two switchyards.

38.4    EPE shall accept and hold title, and shall be the sole owner of, the expansion and modifications to EPE's Newman microwave system.

38.4.1    The Participants shall be responsible for the Construction Costs for the expansion and modifications of EPE's Newman microwave system as described in Appendix C, the O&M expenses and for Capital Betterments, Capital Replacements, and Capital Additions to EPE's Newman microwave system in accordance with their Cost Responsibility as detailed in Appendix B, Section B.2, except as provided in Section 38.4.2 herein.

38.4.2    The Participants shall be responsible for only those O&M expenses and for Capital Betterments, Capital Replacements, and Capital Additions for EPE's Newman microwave system as are necessary for this Project; nonproject O&M expenses and Capital Betterments, Capital Replacements, and Capital Additions for EPE's Newman microwave system shall be borne 100% by EPE.

34.4.3    EPE shall operate and maintain its Newman microwave system.

SECTION 39
NOTICES

39.1    Except as set forth in Section 39.2 hereof, any notice, demand, or request provided for in this Participation Agreement or any other Project Agreement shall be in writing and shall be deemed properly served, given, or made if delivered in person or sent by registered or certified mail, postage prepaid, to the persons specified below:

El Paso Electric Company
c/o Secretary
Post Office Box 982
El Paso, Texas 79960

Texas-New Mexico Power Company
c/o Vice President Rates and Regulation
501 West Sixth Street
Fort Worth, Texas 76102

39.2    Communications of a routine nature, including requests for funds and related matters, shall be given in such a manner as the Administrative Committee shall arrange.

39.3    Any Participant may, at any time, by written notice to all other Participants, designate different or additional persons or different addresses for the giving of notices hereunder.

SECTION 40
EXECUTION

IN WITNESS WHEREOF, the Participants have caused this Participation Agreement to be executed as of the 8th day of December, 1981.

EL PASO ELECTRIC COMPANY

By     /s/Donald G. Isbell

Title     Vice President

TEXAS-NEW MEXICO POWER COMPANY

By     /s/James M. Tarpley

Title     Vice President

APPENDICES

TITLE

A	Description of the Transmission System and DC Terminal

B	Participant's Responsibility for Costs (Percent of Costs)

C	Control, Communication, and Relaying

D	Construction Schedule

E	Payroll, Administrative & General, and Engineering & Supervision Additives for EPE

F	Criteria for Determining the Operating Capacity of the Transmission System and DC Terminal

G	Percentage Apportionment of Operating Capacity

APPENDIX A
DESCRIPTION OF THE AMRAD T0 ARTESIA
345 KV TRANSMISSION SYSTEM
AND DC TERMINAL

A.1    The Transmission System is comprised of one 345 KV line connecting EPE's Amrad Substation to SPS's Eddy County Interchange Substation, a distance of approximately 125 miles, a new 345 KV AMRAD Substation, a 200 MVA 345/115 KV transformer at Amrad, and additions to EPE's existing 115 KV Substation at Amrad.

A.1.1    The DC Terminal is a back-to-back AC to DC to AC conversion station located at the Eddy County Interchange Substation for the purpose of controlling power flows across the Transmission System and isolating the Western Systems Coordinating Council (WSCC) from the Southwest Power Pool (SWPP).

A.2    Substation Components of the Transmission System and DC Terminal are described as follows:

A.2.1    The Amrad Substation will be expanded to provide termination for this Project. Facilities associated with this expansion shall be as follows:

A.2.1.1 One (1) 200 MVA 345/115 KV Auto Transformer.

A.2.1.2 Four (4) 115 KV power circuit breakers and associated disconnect switches, bus work, any other appurtenant facilities and common facilities to be arranged in a breaker and one-half layout, but operated as a ring bus.

A.2.1.3    Three (3) 345 KV power circuit breakers, associated disconnect switches, bus work, any other appurtenant facilities and common facilities to be arranged in a ring bus and operated as a ring bus.

A.2.2    The Components of the DC Terminal include but are not limited to the following:

A.2.2.1 Thyristor Valves/Bridges, System Control facilities, converter transformers, smoothing reactors, power capacitors, AC and DC filters, valve cooling equipment, auxiliary power supply systems, reactive power supplies, protective equipment, monitoring equipment, measuring equipment, and communication equipment.

A.2.2.2 The associated buildings, fences, common facilities, and appurtenant facilities.

A.3    Each Participant has plans for substation modifications and transmission associated with this Project but not specifically part of this Project, and each is hereby granted preapproved points of interconnection for these associated lines:

A.3.1    For EPE, one 345 KV transmission line connecting the new Amrad 345/115 KV Substation to EPE's proposed Caliente Substation.

A.3.2    For TNP, one 115 KV transmission line connecting the new Amrad 345/115 KV Substation to one of two proposed points.

A.3.2.1 TNP Method One of Interconnection would terminate TNP's 115 KV line at a new substation constructed on TNP's existing line between the Holloman and Alamogordo Substations.

A.3.2.2 TNP Method Two of Interconnection would terminate TNP's 115 KV line at EPE's Holloman Substation.

A.3.2.3 The election for TNP to use Method One or Method Two of Interconnection shall be made at TNP's sole discretion.

A.4    Substation modifications made in connection with each Participant's associated transmission lines are not part of this Project, but are listed here for reference and completeness as follows:

A.4.1    If TNP Method One of Interconnection is decided upon and used, TNP would be the sole owner of a new substation on TNP's existing Holloman to Alamogordo Line. Facilities associated with this new substation are:

A.4.1.1 Three (3) 115 KV power circuit breakers and associated disconnect switches, bus work, grounding, any other appurtenant facilities and common facilities required for a complete substation.

A.4.2    If TNP Method Two of Interconnection is decided upon and used, EPE's Holloman Substation would be expanded to provide a termination for the line facilities associated with this expansion are as follows:

A.4.2.1 Two (2) 115 KV power circuit breakers and associated disconnect switches, bus work, and any other appurtenant facilities and common facilities required to complete a four (4) breaker ring bus to be operated as a ring bus.

APPENDIX B

PARTICIPANT'S RESPONSIBILITY FOR COSTS (PERCENT OF COSTS)

B.l
Participant's Responsibility for Costs (Percent of Cost) for Components of the Transmission System; DC Terminal; any Capital Additions, Capital Replacements, or Capital Betterments to the Transmission System and DC Terminal; any associated transmission lines.

		EPE	TNP

B.1.1	Amrad 200 MVA 345/115 KV
	Autotransformer	50.00	50.00
	Associated Operation and
	Maintenance costs	50.00	50.00
	Associated Lightning Arrestors	50.00	50.00

B.1.2	Amrad 115 KV Switchyard Expansion
	Four (4) 115 KV power circuit
	breakers and the associated
	four (4) bays	62.50	37.50
	Lightning Arrestors	62.50	37.50
	Disconnect switches	62.50	37.50
	Potential Devices	62.50	37.50
	Additional Substation Grounding	62.50	37.50
	Additional Fencing	62.50	37.50
	Additional Bus Work &
	Bus Supports	62.50	37.50
	Additional Station Service
	Equipment	62.50	37.50
	Additional Common Facilities	62.50	37.50
	Any Appurtenant Equipment	62.50	37.50
	All Operation Costs	62.50	37.50
	All Maintenance Costs	62.50	37.50
	Other project related modifications
	necessary for interconnection to
	existing Amrad facilities	62.50	37.50
	The existing EPE circuit breaker
	and its associated bay	100.00	0.00

B.1.3	New Amrad 345 KV Substation
	Three (3) 345 KV Power
	Circuit Breakers	72.22	27.78
	Disconnect Switches	72.22	27.78
	Substation Grounding System
	Potential Devices	72.22	27.78
	Control House	72.22	27.78
	Bus Work, Bus Supports,
	Bus Fittings	72.22	27.78
	Line Deadend Tower	72.22	27.78
	Lighting Arrestors	72.22	27.78
	Other Common Facilities	72.22	27.78
	Other Appurtenant Equipment	72.22	27.78
	All Operation Costs	72.22	27.78
	All Maintenance Costs	72.22	27.78

		EPE	TNP

B.1.4	Eddy County Interchange
	back-to-back DC Terminal	66.67	33.33
	All Components	66.67	33.33
	All Associated Facilities	66.67	33.33
	All Construction Costs	66.67	33.33
	All Operation Costs	66.67	33.33
	All Maintenance Costs	66.67	33.33

B.1.5	Amrad to Eddy County Interchange
	345 KV Transmission Line	66.67	33.33
	All Components	66.67	33.33
	All Construction Costs	66.67	33.33
	All Maintenance Costs	66.67	33.33
	Line Reactors, if required	66.67	33.33
	Circuit Switcher for Reactor	66.67	33.33

B.2	Participant's Responsibility for Costs (Percent of Cost) for control microwave, and relaying equipment as provided for in Section 38.

B.2.l	Construction work and Equipment
	for control, microwave expansion
	and modification, relaying as
	described in Appendix C	66.7	33.3

		EPE	TNP

B.2.2	O&M expenses directly related
	to the Project	66.7	33.3

B.2.3	Capital Betterments, Capital
	Replacements and Capital
	Additions associated with
	control microwave and relaying	66.7	33.3

B.3	Associated transmission lines and substation modifications are listed here for reference only, they are not part of this Project.

B.3.1	EPE's Associated Transmission:
	One (1) 345 KV transmission line
	from Amrad to EPE's proposed
	Caliente 345/115 KV Substation	100.00	0.00

B.3.2	TNP's Associated Transmission:
	One (1) 115 KV transmission line
	from Amrad to the Holloman
	area using either TNP Method
	One of Interconnection or
	TNP Method Two of Interconnection	0.00	100.00

		EPE	TNP

B.3.2.1	If TNP Method One of Interconnection
	is decided upon and used:
	New 3 Beaker Ring Bus	0.00	100.00
	All Components	0.00	100.00

B.3.2.2	If TNP Method Two of Interconnection
	is decided upon and used the
	expansion of EPE's Holloman
	substation would include two (2)
	115 KV power circuit breakers	0.00	100.00
	Lightning Arrestors	50.00	50.00
	Disconnect Switches	50.00	50.00
	Additional Substation Grounding	50.00	50.00
	Additional Fencing	50.00	50.00
	Additional Bus Work and
	Bus Supports	50.00	50.00
	Additional Station Service
	Equipment	50.00	50.00
	Additional Common Facilities	50.00	50.00
	Any Appurtenant Equipment	50.00	50.00
	All Operation Costs	50.00	50.00
	All Maintenance Costs	50.00	50.00

		EPE	TNP

B.4	Participant's Cost Responsibility
	for costs and expenses not
	included in this Appendix B and
	not otherwise specifically
	allocated in any Project Agreement	66.7	33.3

APPENDIX B (CONTINUED)

DERIVATION OF SUBSTATION COMPOSITE PERCENTAGES

APPENDIX B (CONTINUED)

DERIVATION OF SUBSTATION COMPOSITE PERCENTAGES

APPENDIX C
CONTROL, COMMUNICATION EXPANSION AND
MODIFICATION, AND RELAYING

C.l    The Transmission System will be protected by primary and back-up relaying scheme using a hot-standby communication system. Microwave repeater stations will be installed where required.

C.2    If required, transfer trip schemes will be provided for the DC Terminal and for the 345/115 KV transformer associated with the line.

C.3    All AC terminations will incorporate breaker failure schemes.

C.4    Expansion and modification of EPE existing Newman microwave system required for the Transmission System and DC Terminal will consist of the following:

C.4.1    Establishment of a new microwave transmitter and receiver at Amrad in a hot-standby configuration.

C.4.2    Expansion of the existing Newman microwave facilities to handle the hot-standby system at Amrad.

C.4.3    A microwave repeater, if necessary, between the Amrad site and Newman.

C-1

APPENDIX D
CONSTRUCTION MILESTONE DATES

D.1    It is intended that the Engineering and Operating Committee established pursuant to Section 7.7 of this Agreement shall develop the Milestones and their respective target dates for completion for inclusion in this Agreement from time to time as the dates are agreed upon.

D.2	Activity	Target Date

D-1

APPENDIX E
PAYROLL, ADMINISTRATIVE AND GENERAL,
AND ENGINEERING AND SUPERVISION ADDITIVES FOR EPE

E.1 Time-Off allowances, including vacations, holidays, sick pay, accident pay, and jury pay will be added to the direct labor portion of Construction Costs, costs of Operating Work, and costs of Capital Additions, Capital Betterments, and Capital Replacements, exclusive of such time-off allowances, in the same manner as that used internally by the Project Manager or Operating Agent.

E.2     Legally required payroll taxes, and workmen's compensation, will be added to the direct labor portion of Construction Costs, costs of Operating Work, and costs of Capital Additions, Capital Betterments, and Capital Replacements on a prorata allocation of total labor charges of the Project Manager or Operating Agent.

E.3     Employee welfare and miscellaneous, pension and insurance, costs (FERC Account 926) will be added to the direct labor portion of Construction Costs, costs of Operating Work and costs of Capital Additions, Capital Betterments, and Capital Replacements on a prorata allocation of total labor charges of the Project Manager or Operating Agent.

E.4     Transportation expenses will be added to the direct labor portion of Construction Costs, costs of Operating Work and costs of Capital Additions, Capital Betterments, and Capital Replacements in the same manner as that used internally by the Project Manager or Operating Agent.

E.5    Stores expenses will be added to the direct material portion of Construction Costs, costs of Operating Work and costs of Capital Additions, Capital Betterments, and Capital Replacements in the same manner as that used internally by the Project Manager or Operating Agent.

E.6     Supervision, Engineering, and Accounting expenses will be added to the direct labor portion of costs of Operating Work; costs of Capital Additions, Capital Betterments, and Capital Replacements; costs of construction to install Capital Additions, Capital Betterments, and Capital Replacements in the same manner as that used internally by the Project Manager or Operating Agent. During the Construction Work of the Transmission System and DC Terminal the Project Manager shall collect the E&S allowance pursuant to Section 13.3.13.

E.7     Revisions to the methods used in calculating rates for the additives described in Sections E.1 through E.6 will be made as needed. Any Participant may challenge the method if such Participant deems the method to result in an inappropriate allocation of costs to the project. In such case, the procedure will be as follows:

E.7.1    The Participant will inform the Audit Committee in writing of its concerns and will propose alternatives.

E.7.2    In the event the Audit Committee fails to reach agreement on the challenged method within 60 days of presentment, the challenge shall be resolved pursuant to the provision of Section 7.10 and 7.11 of the Participation Agreement.

E.7.3    Revisions shall become effective as determined by the Project Manager or Operating Agent, notwithstanding any dispute under this Section E.7. Upon final resolution of the dispute, the disputed methods shall be appropriately adjusted retroactively.

APPENDIX F
CRITERIA FOR DETERMINING OPERATING
CAPACITY OF THE TRANSMISSION SYSTEM
AND DC TERMINAL

F.1     The operating capacity of the Transmission System is limited to the current carrying capacity of the DC Terminal.

F.2     The E&O Committee will direct the Operating Agent to operate the DC Terminal at some current carrying level up to its design rating.

F.2.1    The operating capacity of the Transmission System can be raised by the Participant's purchasing ·the appropriate additional equipment for the DC Terminal, and amending this Participation Agreement and any other Project Agreement as necessary.

F.2.2    The operating capacity of the Transmission System can be lowered by the E&O Committee by unanimous vote or by the Operating Agent for Operating Emergencies, or scheduled maintenance.

F.3     The operation of the transmission System will require a source of vars to maintain adequate voltage at each end of the line. It is expected that within the conditions of this Participation Agreement this var supply is completely accounted for; therefore, the Transmission System and DC Terminal shall not require any additional var generation from the systems it connects and shall not be voltage limited in its operating capacity.

F-1

APPENDIX G
PERCENTAGE APPORTIONMENT OF OPERATING CAPACITY

G.1     In all cases, except those specific cases listed below, the apportionment of Operating Capacity of any component in the Transmission System, DC Terminal, or associated transmission lines is made using the same percentage as the percent of costs shown in Appendix B of this Agreement.

G.1.1    The operating capacity of the Amrad 200 MVA 345/115 KV autotransformer shall be apportioned fifty percent (50%) to TNP and fifty percent (50%) to EPE.

G-1

SUPPLEMENTAL AGREEMENT TO THE
AMRAD TO ARTESIA 345 KV TRANSMISSION SYSTEM
AND DC TERMINAL
PARTICIPATION AGREEMENT
BETWEEN EPE AND TNP

This Agreement supplements the AMRAD TO ARTESIA 345 KV TRANSMISSION SYSTEM AND DC TERMINAL PARTICIPATION AGREEMENT ("Participation Agreement") between EPE and TNP dated December 8, 1981.

WHEREAS, because of Federal Communication Commission licensing requirements, only one party may license, own and operate microwave equipment; and

WHEREAS, pursuant to the Participation Agreement, EPE will license, own and operate such microwave equipment relating to the Project; and

WHEREAS, TNP will contribute 1/3 of the cost and EPE will contribute 2/3 of the cost of such microwave equipment; and

WHEREAS, the installed cost of such microwave equipment is not presently known; and

WHEREAS, the Participant's desire to adjust the percentage ownership in the Amrad 200 MVA 345/115 KV autotransformer to reflect TNP's contribution in the microwave equipment and its attendant lack of ownership therein.

1

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, the Participants hereby agree that:

Upon final determination of the costs associated with the microwave equipment and the Amrad 200 MVA 345/115 KV autotransformer, the Participants will amend
Appendix B to increase TNP's ownership in the Amrad 200 MVA 345/115 KV autotransformer in an amount equal to the TNP's share of the installed cost of the microwave equipment.

Executed in duplicate as of December 8, 1981.

EL PASO ELECTRIC COMPANY

By         /s/Donald G. Isbell

TEXAS-NEW MEXICO POWER COMPANY

By         /w/James M. Tarpley

2

EPE - TNP
SECOND SUPPLEMENTAL AGREEMENT
TO THE
AMRAD TO ARTESIA 345 KV TRANSMISSION SYSTEM
AND
DC TERMINAL PARTICIPATION AGREEMENT

Execution Copy

EPE - TNP
SECOND SUPPLEMENTAL AGREEMENT TO
AMRAD TO ARTESIA 345 KV TRANSMISSION
SYSTEM AND DC TERMINAL PARTICIPATION AGREEMENT

SECTION 1: PARTIES
The Parties to this Second Supplemental Agreement are El Paso Electric Company, a Texas corporation ("EPE") and Texas-New Mexico Power Company, a Texas corporation ("TNP"), sometimes individually called "Participant" and collectively "Participants."
SECTION 2: RECITALS

2.1
TNP and EPE have heretofore entered into an agreement entitled "Amrad to Artesia 345 KV Transmission System and DC Terminal Participation Agreement," dated December 8, 1981, and an agreement entitled "Supplemental Agreement to the Amrad to Artesia 345 KV Transmission System and DC Terminal Participation Agreement Between EPE and TNP," dated December 8, 1981, (collectively, the "Participation Agreement").

2.2
The Parties now wish to amend and supplement the Participation Agreement to incorporate the Parties' agreement on certain transmission facilities associated with the Amrad to Artesia 345 KV Transmission System and DC Terminal Project. This Agreement shall become a part

Execution Copy

of the agreement between TNP and EPE settling FERC Docket Nos. ER86-368, ER86-638 and ER86-709 ("Settlement Agreement").
SECTION 3: EFFECTIVE DATE
This Second Supplemental Agreement shall become effective upon execution by both Participants and approval of the Settlement Agreement by the Federal Energy Regulatory Commission ("FERC").
SECTION 4: AGREEMENT
In consideration of the premises and mutual covenants set forth herein, the Participants agree that the Participation Agreement is hereby amended and supplemented as follows:

4.1.	A new Section 5A is added to the Participation Agreement to read as follows:
"SECTION 5A: NONPROJECT FACILITIES

5A.l
Each Participant is contemplating possible substation and transmission modifications associated with this Project but not specifically part of this Project ("Nonproject Facilities"). No Participant is required to pursue and construct these Nonproject Facilities. It is expressly understood that Nonproject Facilities are described only for informational purposes and to identify the Nonproject Facilities

Execution Copy

for purposes of preapproval for interconnection. No Participant shall rely, for any purpose or reason, on the performance or nonperformance of the other Participant to pursue and construct Nonproject Facilities. Notwithstanding the foregoing, each Participant is hereby granted the preapproved right to construct and interconnect at Amrad Substation the following Nonproject Facilities:

5A.l.l.
For EPE, (a) one 345 KV transmission line (and associated substation modifications) connecting the new Amrad 345/115 KV Substation and the proposed Caliente Substation of EPE and (b) a possible new substation located at the point TNP's 115 KV Amrad to Alamogordo Line interconnects with TNP's 115 KV Holloman to Alamogordo Line which is located between the Holloman and Alamogordo Substations, as further described in Section 5A.3.

5A.l.2.    For TNP, one 115 KV transmission

Execution Copy

line (and associated substation modifications) connecting the new Amrad 345/115 KV Substation to a point on TNP's existing 115 KV Holloman to Alamogordo Line which is located between the Holloman and Alamogordo Substations ("TNP's 115 KV Amrad to Alamogordo Line").

5A.2	Each Participant agrees to cooperate fully with the other Participant regarding the construction, operation and maintenance of Nonproject Facilities to include associated metering facilities.

5A.3
EPE may elect to construct, at the sole expense of EPE, a new substation and associated facilities to be located at the point that TNP's 115 KV Amrad to Alamogordo Line interconnects with TNP's existing 115 KV Holloman to Alamogordo Line which is located between the Holloman and Alamogordo Substations (the "EPE Mule Peak Substation"). If EPE builds the EPE Mule Peak Substation, EPE shall be responsible for operation and maintenance of the EPE Mule Peak Substation, at the sole expense of EPE. If,

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as a direct result of the operations of the EPE Mule Peak Substation, TNP needs to install additional equipment that would not be required but for the construction, operation and maintenance by EPE of the EPE Mule Peak Substation, EPE shall reimburse TNP for the reasonable cost of material and labor associated with the purchase and installation of such required equipment.

5A.4	Section B.3 of Appendix B to this Participation Agreement contains the Participants' respective responsibility for the costs of Nonproject Facilities."

4.2.	Appendix A to the Participation Agreement is cancelled and a new Appendix A in the form attached to this Second Supplemental Agreement is adopted.

4.3.	Appendix B to the Participation Agreement is cancelled and a new Appendix B in the form attached to this Second Supplemental Agreement is adopted.

4.4.	Appendix D to the Participation Agreement is cancelled and a new Appendix D in the form attached to this Second Supplemental Agreement is adopted.
SECTION 5: FULL FORCE AND EFFECT
Except as provided herein, the Participation Agreement, as amended and supplemented by this Second Supplemental

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Agreement, shall remain in full force and effect.
SECTION 6: SIGNATURE CLAUSE
The signatories hereto represent that they have been appropriately authorized to enter into this Second Supplemental Agreement on behalf of the Participant for whom they sign. This Second Supplemental Agreement is hereby executed as of the 29th day of April, 1987.

TEXAS-NEW MEXICO POWER COMPANY

	By	/s/James M. Tarpley
President and
Chief Operating Officer

ATTEST:

Secretary

EL PASO ELECTRIC COMPANY

	By	/s/Evern R. Wall
President and
Chairman of the Board

ATTEST:

/s/Theta S. Fields
Secretary

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APPENDIX A
DESCRIPTION OF THE AMRAD TO ARTESIA
345 KV TRANSMISSION SYSTEM
AND DC TERMINAL

A.1
The Amrad to Artesia 345 KV Transmission System (the "Transmission System") is comprised of (a) one 345 KV line connecting the Amrad Substation of EPE to the Eddy County Interchange Substation of Southwestern Public Service Company ("SPS"), a distance of approximately 125 miles, (b) a new 345 KV Amrad Substation, (c) a 200 MVA 345/115 KV transformer at Amrad, and (d) additions to the existing 115 KV Substation at Amrad.

A.2
The DC Terminal (the "DC Terminal") is a back-to-back AC to DC to AC conversion station located at the Eddy County Interchange Substation of SPS for the purpose of controlling power flows across the Transmission System and isolating the Western Systems Coordinating Council ("WSCC") from the Southwest Power Pool ("SWPP").

A.3	Construction, operation and maintenance of the Transmission System, DC Terminal and related substation components are sometimes referred to in this Appendix A as the "Project".

A.4	Substation Components of the Transmission System and

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DC Terminal are described as follows:

A.4.1.	The Amrad Substation of EPE shall be expanded to provide termination for this Project. Facilities associated with the expansion shall be as follows:

A.4.1.1.	One 200 MVA 345/115 KV Auto Transformer.

A.4.1.2.
Four 115 KV power circuit breakers and associated disconnect switches, bus work, any other appurtenant facilities and common facilities to be arranged in a breaker and one-half layout, but operated as a ring bus.

A.4.1.3.	Three 345 KV power circuit breakers, associated disconnect switches, bus work, any other appurtenant facilities and common facilities to be arranged in a ring bus and operated as a ring bus.

A.4.2.	The Components of the DC Terminal include, but are not limited to, the following:

A.4.2.1.
Thyristor Valves/Bridges, System Control facilities, converter transformers, smoothing reactors, power capacitors, AC and DC filters, valve cooling equipment, auxiliary power supply systems, reactive power supplies, protective

A-2
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equipment, monitoring equipment, measuring equipment, and communication equipment.

A.4.3.	The associated buildings, fences, common facilities, and appurtenant facilities.

A-3
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APPENDIX B
PARTICIPANTS' RESPONSIBILITY FOR
COSTS (PERCENT OF COSTS)

B.1
Participants' Responsibility for Costs (Percent of Cost) for Components of the Transmission System; DC Terminal; any Capital Additions, Capital Replacements, or Capital Betterments to the Transmission System and DC Terminal; and associated Nonproject Transmission Facilities.

		EPE	TNP

B.1.1	Amrad 200 MVA 345/115 KV
	Autotransformer	50.00	50.00
	Associated Operation and
	Maintenance Costs	50.00	50.00
	Associated Lightning	50.00	50.00
	Arrestors
B.1.2	Amrad 115 KV Switchyard
	Expansion
	Four (4) 115 KV power circuit
	breakers and the associated
	four (4) bays	62.50	37.50
	Lighting Arrestors	62.50	37.50
	Disconnect Switches	62.50	37.50
	Potential Devices	62.50	37.50
	Additional Substation
	Grounding	62.50	37.50
	Additional Fencing	62.50	37.50
	Additional Bus Work & Bus
	Supports	62.50	37.50
	Additional Station Service
	Equipment	62.50	37.50
	Additional Common Facilities	62.50	37.50
	Any Appurtenant Equipment	62.50	37.50
	All Operation Costs	62.50	37.50
	All Maintenance Costs	62.50	37.50

B-1
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		EPE	TNP
	Other project related
	modifications necessary
	for interconnection to
	existing Amrad facilities	62.50	37.50
	The existing EPE circuit
	breaker and its associated
	bay	100.00	100.00

B.1.3	New Amrad 345 KV Substation

	Three (3) 345 KV Power
	Circuit Breakers	72.22	27.78
	Disconnect Switches	72.22	27.78
	Substation Grounding System	72.22	27.78
	Potential Devices	72.22	27.78
	Control House	72.22	27.78
	Bus Work, Bus Supports,
	Bus Fittings	72.22	27.78
	Line Deadend Tower	72.22	27.78
	Lightning Arrestors	72.22	27.78
	Other Common Facilities	72.22	27.78
	Other Appurtenant Equipment	72.22	27.78
	All Operation Costs	72.22	27.78
	All Maintenance Costs	72.22	27.78

B.1.4	Eddy County Interchange
	Back-to-Back DC Terminal	66.67	33.33

	All Components	66.67	33.33
	All Associated Facilities	66.67	33.33
	All Construction Costs	66.67	33.33
	All Operation Costs	66.67	33.33
	All Maintenance Costs	66.67	33.33

B.1.5	Amrad to Eddy County Interchange

	345 KV Transmission Line	66.67	33.33
	All Components	66.67	33.33
	All Construction Costs	66.67	33.33
	All Maintenance Costs	66.67	33.33
	Line Reactors, if required	66.67	33.33
	Circuit Switcher for Reactor	66.67	33.33

B.2	Participant's Responsibility for Costs (Percent of Cost) for control microwave and relaying equipment as provided for in Section 38.

B-2
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		EPE	TNP
B.2.1	Construction work and
	equipment for control,
	microwave expansion and
	modification, relaying as
	described in Appendix C	66.70	33.30
B.2.2	O&M Expenses directly
	related to the Project	66.70	33.30
B.2.3	Capital Betterments, Capital
	Replacements and Capital
	Additions associated with
	control microwave and
	relaying	66.70	33.30

B.3
Associated nonproject transmission lines and substation modifications are listed below for information and reference only, as set forth in Section 5A of the Participation Agreement. It is expressly understood that they are not part of this Project.

B.3.1	EPE's Associated Transmission:

	One (1) 345 KV transmission
	line from Amrad to EPE's
	proposed Caliente 345/115
	KV Substation	100.00	0.00

	One Substation located at
	the point TNP's 115 KV
	Amrad to Alamogordo Line
	interconnects with TNP's
	115 KV Holloman to
	Alamogordo Line which is
	located between the
	Holloman and Alamogordo
	Substations	100.00	0.00

B.3.2	TNP's Associated Transmission:

	One (1) 115 KV transmission
	line from the Amrad 345 KV
	Substation to the point of
	interconnection on TNP's 115
	KV Holloman to Alamogordo Line
	which is located between
	the Holloman and Alamogordo
	Substations	0.00	100.00

B-3
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		EPE	TNP
B.4	Participant's Cost Responsibility
	for costs and expenses not included
	in this Appendix B and not otherwise
	specifically allocated in any Project
	Agreement.	66.7	33.3

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APPENDIX D
CONSTRUCTION MILESTONE DATES

D.1
The Engineering and Operating Committee established pursuant to Section 7.7 of this Agreement has developed certain milestones and target dates for completion of certain aspects of this Agreement. These dates are set forth in the minutes of the Engineering and Operating Committee.

D.2	It is understood and agreed that the Transmission System and DC Terminal were completed on the target date for completion.

D-1
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EPE - TNP
THIRD SUPPLEMENTAL AGREEMENT
TO THE
AMRAD TO ARTESIA 345 KV TRANSMISSION SYSTEM
AND
DC TERMINAL PARTICIPATION AGREEMENT

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EPE-TNP
THIRD SUPPLEMENTAL AGREEMENT TO
AMRAD TO ARTESIA 345 KV TRANSMISSION
SYSTEM AND DC TERMINAL PARTICIPATION AGREEMENT
Section 1: PARTIES
The Parties to this Third Supplemental Agreement are El Paso Electric Company, a Texas corporation ("EPE") and Texas-New Mexico Power Company, a Texas corporation ("TNP"), sometimes individually called "Participant" and collectively "Participants."
Section 2: RECITALS

2.1
TNP and EPE have heretofore entered into an agreement for the construction and operation of a 345 KV transmission line from Amrad to Artesia and associated DC terminal (Project) entitled "Amrad to Artesia 345 KV Transmission System and DC Terminal Participation Agreement," dated December 8, 1981, an agreement entitled "Supplemental Agreement to the Amrad to Artesia 345 KV Transmission System and DC Terminal Participation Agreement Between EPE and TNP," dated December 8, 1981, and an agreement entitled "EPE-TNP Second Supplemental Agreement to Amrad to Artesia 345 KV Terminal System and DC Terminal Participation Agreement" dated April 29, 1987, (collectively, the "Participation Agreement").

2.2
Upon completion of the Project microwave system, the Supplemental Agreement provided for an adjustment of the Participants' respective percentage ownership in the Amrad 200 MVA 345/115 KV autotransformer to reflect TNP's contribution to the microwave equipment related to the Project and TNP's lack of ownership therein. Such adjustment in

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ownership will have no affect on the Parties' present rights to utilize the capability of the Amrad 200 MVA 345/115 KV autotransformer on a 50-50 basis.

2.3	The Parties now wish to amend and supplement the Participation Agreement to reflect an adjustment of the Parties' respective percentage ownership in the Amrad 200 MVA 345/115 KV autotransformer.
Section 3: EFFECTIVE DATE
This Third Supplemental Agreement shall become effective upon execution by both Participants.
Section 4: AGREEMENT
In consideration of the premises and mutual covenants set forth herein, the Participants agree that the Participation Agreement is hereby amended and supplemented as follows:
Section B.1.1 of Appendix B is deleted in its entirety and a new Section B.1.1 is added to read as follows:

		EPE	TNP
B.1.1	Amrad 200 MVA/115 KV Autotransformer	30.84	69.16
	Associated Operation and Maintenance Costs	50.00	50.00
	Associated Lighting Arrestors	50.00	50.00

Section 5: FULL FORCE EFFECT
Except as provided herein, the Participation Agreement, as amended and supplemented by this Third Supplemental Agreement, shall remain in full force and effect.
/
/

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Section 6: SIGNATURE CLAUSE
The signatories hereto represent that they have been appropriately authorized to enter into this Third Supplemental Agreement on behalf of the Participant for whom they sign. This Third Supplemental Agreement is hereby executed as of the 7th day of December, 1987.

EL PASO ELECTRIC COMPANY

By	[Illegible]
Vice President

TEXAS-NEW MEXICO POWER COMPANY

By	/s/ J. V. Chambers
Vice President

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